DAKTRONICS, INC.
401(k) Plan

Amended and Restated Effective
May 1, 2012
(except as otherwise indicated)

TABLE OF CONTENTS

INTRODUCTION    i
DEFINITIONS    1-1
PARTICIPATION IN THE PLAN    2-1
2.01    Eligibility Date.    2-1
2.02    Eligibility Determination.    2-1
2.03    Participation.    2-2
2.04    Participation Following Re-employment or Break in Service.    2-2
2.05    Military Service.    2-2
2.06    Family and Medical Leave Act Requirements.    2-3
CONTRIBUTIONS TO THE PLAN    3-1
3.01    Employer Contributions.    3-1
3.02    Contributions By, or On Behalf of, Participants.    3-2
3.03    Coverage and Discrimination Requirements.    3-5
3.04    Discrimination Requirements for Other Contributions.    3-8
3.05    Trustee to Trustee Transfers.    3-10
3.06    Medium of Financing the Plan.    3-10
3.07    Investment Directions by Participants.    3-10
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS    4-1
4.01    Allocation of Contributions and Forfeitures.    4-1
4.02    Allocation of Investment Earnings.    4-2
4.03    Adjustment to Accounts.    4-2
4.04    Maximum Annual Additions to Participants’ Accounts.    4-2
4.05    Separation of Plan Assets for Benefit Payments.    4-3
WITHDRAWAL OF CONTRIBUTIONS    5-1
5.01    Withdrawals from Participants’ Employer Accounts.    5-1
5.02    Withdrawals from Participants’ Rollover Accounts.    5-1
5.03    Hardship Withdrawals    5-1
5.04    Loans to Participants.    5-3
5.05    HEART Act Deemed Severance    5-4
GENERAL BENEFIT PROVISIONS    6-1
6.01    Form of Benefit Payment.    6-1
6.02    Benefit Payment Notice and Election.    6-1
6.03    General Commencement of Benefits Rule.    6-1
6.04    Required Minimum Distributions.    6-2
6.05    Single Sum Distribution of Small Benefits.    6-6
6.06    Designation of Beneficiary.    6-7
6.07    Eligible Rollover Distributions    6-8
6.08    Optional Forms of Benefits Under Merged Plans.    6-9

6.09    Limitations on Distribution of Salary Deferral Contributions.    6-10
6.10    Failure to Locate.    6-10
RETIREMENT, DEATH AND DISABILITY BENEFITS    7-1
7.01    Benefits Upon Retirement.    7-1
7.02    Death Benefits.    7-1
7.03    Disability Benefits.    7-1
TERMINATION BENEFITS    8-1
8.01    Benefits Upon Termination of Service.    8-1
8.02    Forfeitures.    8-1
8.03    Payment of Benefits.    8-2
THE ADMINISTRATIVE COMMITTEE    9-1
9.01    Appointment of Committee.    9-1
9.02    Powers and Duties of the Committee.    9-1
9.03    Committee Procedures.    9-2
9.04    Claims and Review Procedures.    9-2
THE TRUSTEE    10-1
10.01    Trust Agreement.    10-1
10.02    Trust Agreement Part of Plan    10-1
10.03    Trustee to Trustee Transfers.    10-1
AMENDMENT AND TERMINATION OF THE PLAN    11-1
11.01    Amendment of Plan.    11-1
11.02    Intent to Continue the Plan.    11-2
11.03    Termination or Partial Termination of the Plan by the Sponsor.    11-2
11.04    Termination of the Plan Upon Certain Events.    11-2
11.05    Distribution of Trust Fund Upon Termination.    11-2
11.06    Termination of Plan With Respect to an Adopting Employer.    11-3
CERTAIN PROVISIONS AFFECTING THE EMPLOYER    12-1
12.01    Duties of the Employer.    12-1
12.02    Right of Employer to Discharge Employees.    12-1
12.03    Information to be Furnished.    12-1
12.04    Communications from Sponsor to Trustee.    12-1
12.05    No Reversion to Employer.    12-1
12.06    Indemnification by Sponsor.    12-2
PROVISIONS APPLICABLE TO A TOP HEAVY PLAN    13-1
13.01    Top Heavy Plans.    13-1
13.02    Definitions.    13-1
13.03    Minimum Allocations in Single Plan.    13-3
13.04    Special Limitations and Allocation in Multiple Plans.    13-4
13.05    Minimum Vesting Schedules.    13-5

EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS    14-1
14.01    ESOP Provisions.    14-1
14.02    Investment in Employer Securities.    14-1
14.03    Dividends on Company Stock.    14-1
14.04    ESOP Diversification.    14-2
14.05    Voting Rights.    14-2
14.06    Forms of Distribution.    14-2
14.07    Put Option.    14-2
14.08    Application of Article XIV to Non-ESOP Allocation.    14-4
MISCELLANEOUS PROVISIONS    15-1
15.01    Allocation of Responsibility among Fiduciaries for Plan and Trust Administration.    15-1
15.02    Alienation or Assignment of Benefits.    15-1
15.03    Headings.    15-2
15.04    Construction of the Plan.    15-2
15.05    Correction of Errors.    15-2
15.06    Legally Incompetent.    15-2
15.07    Successor Organization.    15-2
15.08    Minimum Benefit in Successor Plan.    15-2
15.09    Application of Plan Provisions.    15-3
15.10    Severability of Provisions.    15-3
15.11    Applicable Law.    15-3
15.12    Entire Plan.    15-3

INTRODUCTION

Effective February 1, 1992, Daktronics, Inc., (the “Employer” and also referred to as the “Sponsor”) adopted the Daktronics, Inc., 401(k) Plan (the “Plan”) and the related trust agreement to provide retirement benefits for eligible Employees of the Employer.
Thereafter, from time to time this Plan has been amended and restated in order to provide for operational changes and to keep the Plan in compliance with changes in the Internal Revenue Code (the “Code” and with the Employee Retirement Income Security Act of 1974 (‘ERISA”).
The Plan was last amended and restated effective May 1, 2011. The purpose of the May 1, 2011 restatement was to convert the Plan from a pre-approved prototype document to an individually designed plan in order to add provisions which converted the Employer stock fund within the Plan into a Employee Stock Ownership Plan in compliance with Code Section 4975(e)(7) and Code Section 401(a)(28).
Now, this Plan is being amended and restated effective May 1, 2012, in order to comply with applicable changes in the law (and various regulations and other guidance) caused by the Pension Protection Act of 2006 (PPA ‘06), the US Troop Readiness, Veterans Care, Katrina Recovery and Iraq Accountability Appropriations Act of 2007, the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act), the Worker, Retiree, and Employer Recovery Act of 2008 (WRERA), the Small Business Jobs Act of 2010 (SBJA), and the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010. The terms of this restatement shall be effective May 1, 2012 except as otherwise indicated herein for specified provisions or as required by applicable law or regulations. This restatement is intended to comply with the 2011 Cumulative List for Cycle B filers set forth in IRS Notice 2011-97.
The purpose of the Plan is to provide Employees of the Employer the opportunity to save for retirement on a tax-deferred incentive basis pursuant to the provisions of section 401(k) of the Code, and to provide the Employer the opportunity to provide retirement benefits to Employees in the form of Employer funded matching contributions. The Plan also has the flexibility to provide additional Employer contributions if the Employer’s profits make such a contribution possible.
Unless specifically otherwise provided in the Plan, the provisions of the restated Plan shall apply only to Employees who have Service with the Employer on or after May 1, 2012. The rights and benefits, if any, of former Employees shall be determined in accordance with the provisions of the Plan as in effect on the respective dates of termination of Service of such former Employees, except that all funds invested in Company Stock shall be considered part of the Employee Stock Ownership Plan and subject to the provisions of Article XIV herein.

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ARTICLE 1
DEFINITIONS

The following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth hereinafter.

1.01	“Account” shall mean the total of a Participant’s Employer Account and Personal Account.

1.02
“Administrative Committee” or “Committee” shall mean the committee as provided in Article 9 hereof appointed to administer the day-to-day operations of the Plan. In the absence of such a committee, whenever the term “Administrative Committee” or “Committee” is used in the Plan, it shall be construed to mean the Sponsor.

1.03
“Adopting Employer” shall mean any business organization or corporation affiliated with the Sponsor through complete or partial ownership by the Sponsor or by any owner therein or which is otherwise cooperating with the Sponsor for purposes of establishing and maintaining a qualified plan, which is authorized by the governing body of the Sponsor to adopt the Plan, and which subsequently adopts the Plan.

As part of its adoption of the Plan, each Adopting Employer shall designate, subject to the provisions of Code section 413(c), whether or not its participation in the Plan shall constitute a single plan, within the meaning of the regulations under section 414(l) of the Code, with the participation in the Plan of the Sponsor and/or other Adopting Employers. Such designation may be amended by the Adopting Employer at any subsequent date.
The term shall also include any business organization or corporation into which the Adopting Employer may be merged or consolidated or by which it may be succeeded.

1.04	“Allocation Date” shall mean each business day that the applicable trading market and the Plan recordkeeper are open for business.

1.05
“Beneficiary” shall mean the person, persons or legal entity last designated in accordance with the provisions of Section 6.06 hereof, who shall receive any death benefits that may be payable under the Plan after the death of a Participant or Retired Participant.

1.06	“Break in Service” shall mean a consecutive twelve (12) month period, during which the Employee does not perform more than five hundred (500) Hours of Service.
For purposes of determining eligibility to make Salary Deferral Contributions and to share in Employer Matching Contributions, the Plan Administrator shall use the elapsed time method as provided under Section 2.01(b) and (c).
For purposes of determining eligibility to participate in the Plan, pursuant to Section 2.01(d) hereof, the initial twelve (12) month period shall commence on the date the Employee first performs an Hour of Service, and each subsequent twelve (12) month period shall be the Plan Year, beginning with the Plan Year which commences prior to the end of the initial twelve (12) month period.

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For purposes of determining Vesting Service, the consecutive twelve (12) month period shall be the Plan Year.
For purposes of determining whether a Break in Service has occurred, Hours of Service shall include any period in which the Employee is absent from work for maternity or paternity reasons for any of the following:

(a)	by reason of the pregnancy of the Employee,

(b)	by reason of the birth of a child of the Employee,

(c)	by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

(d)	for purposes of caring for such child for a period beginning immediately following such birth or placement.
Provided, however, that Hours of Service credited for such absence from work shall not exceed the Hours which would normally have been credited to such individual but for such absence. Such Hours of Service shall be credited in the Plan Year in which the absence from work begins if an Employee would be prevented from incurring a Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service or, in any other case, in the immediately following Plan Year. No credit for Hours of Service for absence by reason of such pregnancy or placement shall be given hereunder unless an Employee furnishes to the Committee such timely information as the plan administrator may reasonably require to establish that the absence from work is for a reason set forth in (a) through (d).

1.07	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.08	“Compensation” shall mean the following (a) or (b), as applicable, subject to (c) in either event:

(a)
For all purposes except Sections 1.22, 3.03, 3.04, 4.04 and 13.02 hereof, Compensation shall mean wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by a member of the Controlled Group (in the course of such member’s trade or business) for which the member is required to furnish the Employee a written statement under Code sections 6041(d) and 6051(a)(3) and 6052 (otherwise referred to as W-2 wages). Compensation shall be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.

Compensation shall include Compensation for only the portion of the Plan Year during which the Employee was a Participant. Compensation shall include
(i)    any amount which is contributed by a member of the Controlled Group with respect to the applicable period pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Section 125 (dealing with cafeteria plans), 402(e)(3) (dealing with elective deferrals under 401(k) plans),

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402(h) (dealing with simplified employee pensions) or 403(b) (dealing with tax sheltered annuities) of the Code;
(ii)    compensation deferred under an eligible deferred compensation plan within the meaning of Code section 457(b) (dealing with state and local governments and tax exempt organizations);
(iii)    employee contributions under governmental plans described in Code section 414(h)(2) that are picked up by the employing unit; and,
(iv)    elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).
Compensation shall not include any other contribution made by a member of the Controlled Group under this Plan or under any pension plan or other employee benefit plan or insurance plan maintained by a member of the Controlled Group for the benefit of such Employee.

(b)
For purposes of Section 1.22, 3.03 and 3.04 hereof, Compensation shall mean the total compensation for Service by an Employee for any member of the Controlled Group that is includible in gross income as provided in section 414(s) of the Code. For purposes of Section 1.22, Compensation shall be determined for the full look-back year as described in Section 1.22. For purposes of Section 3.03 and 3.04 hereof, Compensation shall be determined for the period during the Plan Year in which the Employee is a Participant, or for the entire Plan Year, as determined by the Administrative committee.”

(c)
For purposes of the limit on annual additions under Section 4.04, the determination of Highly Compensated Employees under Section 1.22, and determination of Key Employees under 13.02, compensation shall include the types of compensation described in subsections (1), (2) and (3) below. However, amounts described in subsections (1), (2) and (3) below may only be included in Earnings to the extent such amounts are paid by the later of 2½ months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation are not considered Earnings within the meaning of section 415(c)(3) of the Code, even if payment is made within the time period specified above.

(1)	regular compensation paid after severance from employment, including overtime, shift differential, commissions, and bonuses,

(2)	leave cashouts if those amounts would have:

(a)	been included in the definition of Earnings if they were paid prior to the participant’s severance from employment; and

(b)	the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the participant would have been able to use the leave if employment had continued.

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(3)
deferred compensation, if the compensation would have been included in the definition of Earnings if it had been paid prior to the participant’s severance from employment, and the compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the participant had continued in employment with the Employer and only to the extent that the payment is includible in the participant’s gross income.

(d)
Notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed the $200,000 limit provided for as of December 31, 2001, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

(e)
For Plan Years after December 31, 2007 any compensation paid by the Employer which would be considered “differential pay” as such term is defined by the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act), shall be treated as Compensation for Plan purposes.

1.09
“Company Stock” or “Employer Securities” shall mean common stock of Daktronics, Inc., which is considered an employer security that is readily tradable on an established market in accordance with Treasury Regulation 1.401(a)(35)-1(f)(5) and Code Section 401(a)(22).

1.10
“Controlled Group” shall mean, except as modified by section 415(h) of the Code for purposes of determining limitations under section 415 of the Code pursuant to Section 4.04 hereof, as follows: any corporation which is a member of a controlled group of corporations (as defined by section 414(b) of the Code) of which the Employer is a member, or any other trade or business (whether or not incorporated) which is under common control (as defined by section 414(c) of the Code) with respect to the Employer or any organization which is a member of an affiliated service group (as defined by section 414(m) of the Code) of which the Employer is a member or any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code; but only for the period during which such other corporation, trade or business or organization and the Employer are members of such controlled group of corporations, are under such common control or are serving as members of such an affiliated service group. All employees of members of a Controlled Group shall be treated as employed by a single employer to the extent required by law.

1.11
“Disability” shall mean a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder which prevents the Participant from continuing any employment for remuneration or profit and which condition constitutes total disability under the federal Social Security Act. Or a condition which is determined to constitute a disability under terms of Employer provided long-term disability insurance program.

1.12
“Effective Date” shall mean February 1, 1992, the date the Plan was established; provided, however, that the term shall mean for an Employee the effective date of adoption of the Plan by his Employer if such date is later than February 1, 1992.

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The effective date of this amendment, restatement and continuation of the Plan is May 1, 2012, except as otherwise specifically indicated for provisions herein or as otherwise required by applicable law or regulation.

1.13
“Employee” shall mean an employee of the Employer except that for the purpose on interpreting the provisions of this Plan the term “Employee” shall not include (i) a Leased Employee, (ii) an employee who is represented by a collective bargaining unit, except as otherwise provided in any applicable collective bargaining agreement or any collateral agreement between the Employer and such person, (iii) any individual who is designated as an independent contractor in an agreement with the Employer, whether or not that categorization is correct, and (iv) any person that is employed by a foreign subsidiary of Daktronics, Inc.

1.14
“Employer” shall mean the Sponsor or an Adopting Employer, or both, as required by the context of this Plan; provided, however, that if an Employee is simultaneously employed by the Sponsor and one (1) or more Adopting Employers or by two (2) or more Adopting Employers, the term shall mean all such employers.

1.15
“Employer Account” shall mean the account maintained on behalf of a Participant to which shall be credited the Participant’s share of any Employer Matching Contributions, Employer Profit Sharing Contributions and Forfeitures, together with the Participant’s share of the investment earnings of the Trust Fund allocable to this account.

For purposes of administrative convenience, each Participant’s Employer Account shall be divided into the following parts:

Part I	the portion of the Participant’s Employer Account which is attributable to Employer Matching Contributions, also known as the Matching Account;

Part II	the portion of the Participant’s Employer Account which is attributable to Employer Profit Sharing Contributions, also known as the Profit Sharing Account.

1.16
“Employer Matching Contributions” or “Matching Contributions” shall mean contributions made by the Employer pursuant to Section 3.01(c) hereof and allocated in accordance with Section 4.01(b), if any such contributions are made.

1.17	“Employer Profit Sharing Contributions” or “Profit Sharing Contributions” shall mean contributions made by the Employer pursuant to Section 3.01(d) hereof.

1.18
“ESOP Allocation” shall mean the portion of each Participant's Accounts that are invested by the Trustee in shares of Company Stock pursuant to the direction of the Participant under Section 3.07 and any Matching Contributions made by the Company pursuant to Section 4.01(b) that are either made in the form of Company Stock or cash, which is used to acquire shares of Company Stock. ESOP Allocations, if any, are intended to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and the Trustee may invest up to 100% of the assets of all ESOP Allocations in shares of Company Stock in accordance with the terms of Article XIV.

1.19	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and as in effect on the relevant date to be interpreted hereunder.

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1.20
“Fiduciary” shall mean the Employer, the Administrative committee, the Trustee, the Investment Manager, if any, and any other legal entity, unincorporated business organization or corporation designated by such a fiduciary to carry out fiduciary responsibilities under the Plan, which accepts such designation, but only with respect to the specific responsibilities for each described herein.

1.21
“Forfeiture” shall mean the portion of a Participant’s Employer Account which is forfeited before full vesting occurs as provided for in Section 8.02 or because of the operation of Section 4.04 or Section 6.10 hereof.

1.22	“Highly Compensated Employee” shall mean an Employee or former Employee who:

(a)	at any time during the calendar year or the preceding calendar year was a 5% owner of the Employer (as defined in section 416((i)(1) of the Code); or

(b)
for the preceding calendar year had Compensation in excess of $80,000 (as adjusted by the Secretary of the Treasury for the relevant year pursuant to sections 414(q) and 415(d) of the Code; for 2007, the limit is $100,000 earned in 2006).

The Employer has not made a top-paid election for determining who is a Highly Compensated Employee.
The term “Highly Compensated Employee” includes any former Employee who separated from service (or has a deemed separation from service, as determined under Treasury regulations) prior to the Plan Year, performs no service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday.
For purposes of this Section 1.22 the term “compensation” means compensation within the meaning of section 415(c)(3) of the Code.

1.23	“Hours of Service” shall mean the aggregate of the following:

(a)
Hours of Service shall include each actual hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the Plan Year in which the duties are performed.

(b)
Hours of Service shall include each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or authorized leave of absence. No more than five hundred and one (501) hours of Service shall be credited under this subsection for any single continuous period (whether or not such period occurs in a single Plan Year). Hours under this subsection shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference as if fully set forth.

(c)	Hours of Service shall include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be

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credited to the Employee for the Plan Year to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made. Hours shall not be credited under both this and either of the two (2) preceding subsections of this section.

(d)	Hours of Service, however, shall not be credited for payments made solely to comply with workmen’s or unemployment compensation or disability insurance laws or as reimbursement for medical expenses.

(e)	Hours of Service shall be credited for a leave of absence that qualifies as FMLA leave under the Family and Medical Leave Act to the extent required under such Act.

(f)
An Employee will also receive credit for Hours of Service for the purpose of computing Eligibility and Vesting Service for Qualified Military and/or Uniformed Service to the extent that such credit is required pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994 or its predecessor statutes. Additionally, the Employee will be credited with Hours of Service to the extent any such credit is required pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008.

Hours of Service shall be credited for employment with other members of a Controlled Group of which the Employer is a member. Hours of Service shall also be credited for any individual considered an Employee for purposes of the Plan under section 414(n) of the Code or section 414(o) of the Code and the regulations thereunder.
Notwithstanding the foregoing, Hours or Service shall be credited for periods of employment that an Employee has accumulated with a prior employer that has been acquired by Daktronics, Inc., provided that the Employee was employed by the acquired company immediately prior to the acquisition and commenced employment with Daktronics or an Adopting Employer immediately after the acquisition.

1.24	“Investment Manager” shall mean any Fiduciary, other than the Trustee, who

(a)	has the power to manage, acquire or dispose of any asset of the Plan;

(b)
(i) is registered as an investment advisor under the Investment Advisers Act of 1940; (ii) is a bank, as defined in that Act; or (iii) is an insurance company qualified to perform services described in subsection (a) under the laws of more than one (1) state; and

(c)	has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.25	“Leased Employee” shall mean any person, other than a common law employee of the Employer, who provides services for the Employer if the following conditions are met:

(a)	such services are provided pursuant to an agreement between the Employer and a leasing organization,

(b)
such person has performed services for the Employer (or the Employer and a “related person” as that term is defined in section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and

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(c)	such services are performed under primary direction or control of the recipient.
Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of the Employer if:

(d)	such person is covered by a money purchase pension plan providing:

(1)
a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under a 401(k) plan, a cafeteria plan pursuant to Code section 125, a simplified employee pension (SEP) pursuant to Code section 402(h) or a tax sheltered annuity pursuant to Code section 403(b),

(2)	immediate participation, and

(3)	full and immediate vesting; and

(e)	Leased Employees do not constitute more than twenty percent (20%) of the recipient’s nonhighly compensated workforce.
For purposes of this Plan, contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

1.26	“Merged Plan” shall mean any plan that has been merged into the Plan from time to time.

1.27
“Non-ESOP Allocation” shall mean the portion of each Participant's Accounts that are invested by the Trustee in investments other than shares of Company Stock pursuant to the direction of the Participant under Section 3.7. Non-ESOP Allocations, if any, are intended to constitute a qualified profit sharing plan within the meaning of Code Section 401(a) which includes a cash or deferred arrangement within the meaning of Code Section 401(k).

1.28	“Non-highly Compensated Employee” shall mean an Employee of the Employer who is not a Highly Compensated Employee.

1.29	“Normal Retirement Date” shall mean the date the Participant attains age sixty-two (62).

1.30	“Participant” shall mean an Employee participating in the Plan in accordance with the provisions of Article 2 hereof.

1.31
“Personal Account” shall mean the account maintained on behalf of a Participant to which shall be credited the amount of any Salary Deferral Contributions, Rollover Contributions and trustee -to-trustee transfers, together with the Participant’s share of the investment earnings of the Trust Fund allocable to this account.

For purposes of reference in this Plan, each Participant’s Personal Account shall be divided into the following parts:

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Part I
the portion of the Participant’s Personal Account which is attributable to Salary Deferral Contributions, if any, made pursuant to subsection 3.02(a) hereof, and catch-up contributions made pursuant to subsection 3.02(b) hereof, these collectively are known as the Salary Deferral Account;

Part II	the portion of the Participant’s Personal Account which is attributable to Rollover Contributions, if any, made pursuant to subsection 3.02(c) hereof, also known as the Rollover Account;

Part III
the portion of the Participant’s Personal Account which is attributable to trustee to trustee transfers, if any, made with respect to a Participant’s benefits pursuant to Section 10.03 hereof, also known as the Trustee-to-Trustee Transfer Account.

1.32	“Plan” shall mean this Plan, entitled the Daktronics, Inc. 401(k) Plan as established effective February 1, 1992, as amended, restated and continued herein, and as further amended from time to time.

1.33	“Plan Year” shall mean the period from May 1 through the following April 30.

1.34	“Retired Participant” shall mean a Participant whose participation in the Plan has terminated and who is entitled to receive benefits provided by the Plan.

1.35	“Salary Deferral Contributions” shall mean contributions made by an Employer on an employee’s behalf pursuant to Section 3.02(a) hereof.

1.36	“Service” shall mean employment of an Employee by the Employer and shall be measured in Hours of Service.
Provided, however, that Service before a Break in Service shall be disregarded for purposes of the Plan in the following circumstances:

(a)	Service before a Break in Service shall be disregarded until the Employee shall have completed one (1) year of Service after such Break in Service.

(b)
For Plan Years after September 30, 1985, Service before any period of consecutive Breaks in Service shall be disregarded if the Employee was not entitled to a benefit arising from Employer contributions pursuant to Article 7 or 8 hereof attributable to Service before such period of consecutive Breaks in Service, and if the number of consecutive Breaks in Service equals or exceeds the greater of (i) five (5), and (ii) the Employee’s aggregate number of years of Service prior to such period of consecutive Breaks in Service. The number of years of Service prior to such consecutive Breaks in Service shall be deemed to exclude any years of Service not required to be taken into account by reason of any prior Break in Service.

(c)
For all Plan Years, Service before October 1, 1985 shall be disregarded to the extent that such Service would have been disregarded under the rules of the Plan prior to that date or of any Merged Plan or predecessor plan concerning disruptions in Service.

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Provided, further, that if a Participant becomes, or ceases to be, an Employee as a result of a change in his classification of employment, his prior, or continued, employment in an excluded class shall be deemed Service for purposes of eligibility and vesting.
In determining Service for an Employee, the following periods shall be considered employment with the Employer:

(d)	Service for an Employee shall include the Employee’s employment with any members of a Controlled Group while such employers are members of the Controlled Group; and

(e)
to the extent resolved by the governing body of the Sponsor, any period of continuous employment of the Employee by any predecessor organization to the Employer which ended on the date the predecessor organization merged or consolidated into the Employer.

1.37
“Sponsor” shall mean Daktronics, Inc., a South Dakota corporation located in Brookings, South Dakota, and any legal entity, unincorporated business organization or corporation into which Daktronics, Inc., may be merged or consolidated or by which it may be succeeded.

1.38
“Spouse” shall mean the actual spouse of a Participant, or a former spouse of a Participant if and to the extent such former spouse is to be treated as a spouse or surviving spouse under a qualified domestic relations order described in section 414(p) of the Code. The term “spouse” shall be interpreted in accordance with the laws of the jurisdiction of the state where the Participant maintains residence.

1.39
“Trust” shall mean the trust established under which the Employer contributions and any contributions by Participants shall be received, held, invested and disbursed by the Trustee to, or for the benefit of, Participants, Retired Participants and their Beneficiaries.

1.40	“Trust Fund” or “Fund” shall mean any and all cash, securities, real estate, insurance company contracts and other property held by the Trustee pursuant to the terms of the trust agreement.

1.41	“Trustee” shall mean such individual, individuals or financial institution as shall have accepted the appointment by the Sponsor as Trustee under the separate trust agreement.

1.42
“Vesting Service” shall mean the number of Plan Years during which an Employee completes at least one thousand (1,000) Hours of Service; provided, however, that Service which shall be disregarded pursuant to Section 1.36 hereof shall not be taken into account in computing an Employee’s period of Vesting Service under the Plan.

Notwithstanding the foregoing, Service before any period of consecutive Breaks in Service shall be disregarded if the Employee does not have a nonforfeitable right to any portion of his Employer Account before such period of consecutive Breaks in Service, and if the number of consecutive Breaks in Service equals or exceeds the greater of (i) the number five (5) or (ii) the Employee’s aggregate number of years of Vesting Service prior to such period of consecutive Breaks in Service. The number of years of Vesting Service prior to such period of consecutive Breaks in Service shall be deemed to exclude any years of Vesting Service not required to be taken into account by reason of any prior period of consecutive Breaks in Service.

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1.43
“Year of Service” shall mean a twelve (12) consecutive month period commencing on the date the Employee’s Service begins, or an anniversary thereof, during which the Employee completes at least one thousand (1,000) Hours of Service. Provided, however, that:

(a)	if the Employee shall fail to complete one thousand (1,000) hours of Service during the twelve (12) consecutive month period commencing on the date the Employee’s Service begins, or

(b)	on and after the date the Employee first satisfies any Service requirement to participate in the Plan, the term shall mean a Plan Year during which the Employee completes at least one thousand (1,000) Hours of Service. Year of Service is used to determine Vesting Service and eligibility to share in any Employer Profit Sharing contribution, as determined in accordance with Section 2.01(d).

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ARTICLE 2
PARTICIPATION IN THE PLAN

2.01	Eligibility Date.
Each Employee on December 31, 2010, who is a fully eligible to participate as a Participant in all aspects of the Plan on that date and who continues to be an Employee on May 1, 2011, shall without further requirements, continue as a Participant hereunder.
Each other Employee on May 1, 2011, and each person who becomes an Employee after such date, shall be eligible to become a Participant as provided herein:

(a)	An Employee shall not be eligible to become a Participant until he has attained age twenty-one (21) years.

(b)
For purposes of making Salary Deferral Contributions to the Plan an Employee shall not become eligible until three months from the date of his employment commencement, the Employee may begin making Salary Deferral Contributions on the first day of the subsequent month after meeting the eligibility requirements of this Section 2.01(b).

(c)
For purposes of sharing in Employer Matching Contributions to the Plan an Employee shall not become eligible until twelve months from the date of his employment commencement (his one-year anniversary date). Then, if the Employee is otherwise eligible to receive an Employer Matching Contribution under Section 4.01(b) the Employee will begin sharing in the Employer Matching Contribution as of the first day of the next Plan Year calendar quarter (this would be the February 1st, May 1st, August 1st, or November 1st) coincident with or next following his anniversary date.

(d)
For purposes of sharing in Employer Profit Sharing Contributions to the Plan an Employee shall not become eligible until the Employee has completed a Year of Service as such term is defined herein. Then, if the Employee is otherwise eligible to receive an Employer Profit Sharing Contribution under Section 4.01(c) the Employee will begin sharing in the Employer Profit Sharing Contribution as of the first day of the next Plan Year calendar quarter (this would be the February 1st, May 1st, August 1st, or November 1st) coincident with or next following the date he meet the eligibility requirement of this Section 2.01(d).

2.02	Eligibility Determination.
The Administrative committee shall forward to the Employee a salary deferral agreement and such application for participation as the Committee shall require and shall notify him of the requirements to become a Participant. Should any question arise as to eligibility, the Committee shall decide such question, and such determination, if made in good faith and in accordance with the terms of the Plan, shall be final.
Notwithstanding the foregoing, notification of an Employee’s eligibility to participate in the Plan may be handled by the Plan’s contract record keeper, and may be done through electronic notice to the extent such notice complies with the requirements of ERISA.

1

2.03	Participation.
An Employee shall become a Participant on the first day on which he is eligible to become a Participant and has filed with the Committee such written application as the Committee may require for participation in the Plan, in which he has agreed to abide by all the provisions hereof.
In the event that a Participant’s Service terminates, or he dies, sustains Disability or retires, he shall thereupon cease to be a Participant.

2.04	Participation Following Re-employment or Break in Service.
Any former Participant (meaning someone who had previously met eligibility requirements under Section 2.01) who is re-employed following termination of Service shall be eligible to participate in the Plan on the Participant’s date of re-employment or the date the Participant resumes Service.
However, if an Employee is not employed by the Employer on the date that is three months after his initial hire date (the date of eligibility described in Section 2.01(b)), but he is rehired prior to a Break in Service then he will become eligible to begin deferring on the first day of the month following the date of his reemployment.
If the Employee incurs a Break in Service without ever becoming eligible to defer under Section 2.01(b) then he will be treated as a new hire on the date of his reemployment for purposes of determining his eligibility to make Salary Deferral Contributions.
If an Employee is not employed by the Employer on the one-year anniversary date of his initial hire date (the date of eligibility described in Section 2.01(c)), but he is rehired prior to a Break in Service then he will become eligible to begin receiving Employer Matching Contributions on the first day of the Plan Year calendar quarter (this would be the February 1st, May 1st, August 1st, or November 1st) coincident with or next following his date of reemployment.
If the Employee incurs a Break in Service without ever becoming eligible to share in the Employer Matching Contribution under Section 2.01(c) then he will be treated as a new hire on the date of his reemployment for purposes of determining his eligibility to receive Employer Matching Contributions.

2.05	Military Service.
Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

For years beginning after December 31, 2008: (i) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the employer making the payment; (ii) the differential wage payment is treated as compensation for purposes of Code §415(c)(3) and Treasury Reg. §1.415(c)-2 (e.g., for purposes of Code §415, top-heavy provisions of Code §416, determination of highly compensated employees under Code §414(q), and applying the 5% gateway requirement under the Code § 401(a)(4) regulations); and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) (or corresponding plan provisions, including, but not limited to, Plan provisions related to the

2

ADP or ACP test) by reason of any contribution or benefit which is based on the differential wage payment. The Plan Administrator operationally may determine, for purposes of the provisions described in Code §414(u)(1)(C), whether to take into account any deferrals, and if applicable, any matching contributions, attributable to differential wages. Differential wage payments (as described herein) will also be considered compensation for all Plan purposes.

2.06	Family and Medical Leave Act Requirements.
Notwithstanding any other provisions of the Plan, in the case of an Employee who takes family or medical leave as an eligible employee of a covered employer under the provisions of the Family and Medical Leave Act of 1993 (FMLA), any period of FMLA leave shall be treated as continued service for purposes of eligibility to participate and Vesting Service to the extent required by applicable law.

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ARTICLE 3
CONTRIBUTIONS TO THE PLAN

3.01	Employer Contributions.
Each Plan Year ending after the Effective Date, and during the continuance of the Plan, the Employer shall determine, pursuant to this Article 3, the amount that the Employer shall contribute to the Plan for the Plan Year.
Subject to the Employer’s discretion in determining the amount, if any, which shall be contributed, the Employer shall contribute the following amounts to the Plan:

(a)
Salary Deferral Contributions. Each Employer shall contribute on behalf of each Participant the amount authorized by the Participant as a Salary Deferral Contribution in accordance with the provisions of Section 3.02(a). Such contributions shall be made in such form and manner and at such times as are authorized pursuant to Section 3.02(a).

(b)
Catch-up Contributions. Each Employer shall contribute on behalf of each eligible and electing Participant the amount authorized by the Participant as a catch-up contribution in accordance with the provisions of Section 3.02(b). Such contributions shall be made in such form and manner and at such times as are authorized pursuant to Section 3.02(b). All such catch-up contributions must comply with Section 414(v) of the Code.

(c)
Employer Matching Contributions. For each Plan Year calendar quarter, the Employer may, in its discretion, make an Employer Matching Contribution in such amount, if any, as it may determine for that Plan Year calendar quarter.

If the Employer chooses to make an Employer Matching Contribution for the period the Plan Administrator shall determine the amount that shall be contributed on behalf of each Participant entitled to share in this allocation, pursuant to subsection 4.01(b) hereof.
The Employer Matching Contribution for an Employer shall be computed and allocated on the basis of a Participant’s pay for a Plan Year calendar quarter. This is the three month calendar period that begins February 1st, May 1st, August 1st, or November 1st.
The Plan Administrator shall not allocate amounts which (i) would, if allocated to the Employer Account of Highly Compensated Employees pursuant to subsection 4.01(b), create excess aggregate contributions (as defined in Section 3.04) or (ii) are attributable to contributions which pursuant to subsections 3.02(a), 3.03 or 3.04 are to be distributed to Employees. If such amounts are allocated to the accounts of Highly Compensated Employees these accounts shall be corrected before the end of the Plan Year immediately following the allocation.
The Plan Administrator shall not allocate any Employer Matching Contributions based upon a Participant’s Salary Deferral Contribution that is in excess of six percent (6%) of the Participant’s Compensation for the Plan Year calendar quarter.

The Employer Matching Contributions shall be subject to the vesting schedule provided for in Section 8.01.
The Employer Matching Contribution made by the Plan Sponsor under this Section 3.01(c) shall be an ESOP Allocation to the extent such contribution is made in the form of Company Stock, or if Company Stock is acquired with cash in order to allocate amounts to a Part I of a Participant’s Employer Account.

(d)	Profit Sharing Contributions. Each Plan Year the Employer may determine the amount of Profit Sharing Contributions, if any, that the Employer shall contribute to the Plan for the Plan Year.
Contributions to the Plan by the Employer with respect to any Plan Year shall be made within the time provided by the Code for deduction of such contributions.
Contributions made to the Plan by the Employer shall be made on the condition that they are deductible under section 404 of the Code.
The Employer Profit Sharing Contributions shall be subject to the vesting schedule provided in Section 8.01.
Employer contributions, except Salary Deferral Contributions and catch-up contributions, shall be made no later than the due date (including extensions) for filing the federal income tax return for the year for which such contributions are made. Salary Deferral Contributions shall be made as provided in Section 3.02(a) hereof.
However, any Forfeitures arising with respect to an Employer since the last Allocation Date or otherwise becoming available shall be applied to offset the Employer’s obligations relative to Employer Matching Contributions to the Plan for the current Plan Year or as soon thereafter as practicable.
In satisfaction of its contribution obligations under this section, the Employer shall deliver or cause to be delivered cash or Employer Stock to the Trustee.

3.02	Contributions By, or On Behalf of, Participants.
A Participant may elect contributions to the Plan, as follows:

(a)
Salary Deferral Contributions. A Participant may voluntarily elect to enter into a salary deferral agreement with the Employer effective with the first full payroll period beginning on or after the later of the Effective Date or the first day of the calendar month following the date on which he becomes a Participant. Such salary deferral agreement shall serve to direct the Employer to contribute to the Participant’s Employer Account, as Salary Deferral Contributions, a percentage of the amount which would otherwise be paid to the Participant as direct Compensation. The amount of his Compensation which the Participant is to defer for a Plan Year shall be stated in multiples of one-tenth of a percentage point of his Compensation. In addition, such amount shall be subject also to the limitations on annual additions for the limitation year under Section 4.04 hereof.

A Participant’s Salary Deferral Contributions to this Plan in any taxable year of the Participant shall not be greater than sixteen thousand five hundred dollars ($16,500), or such increase in this amount, pursuant to section 402(g)(5) of the Code, for any taxable year as results from the annual adjustment factor determined by the Commissioner of the Internal Revenue Service and effective on January 1 of the taxable year. Salary Deferral Contributions to this Plan in excess of the preceding limit occurring in any Plan Year (together with any income allocable to such amount) shall be automatically distributed not later than the first April 15th following the close of the Plan Year in which such excess deferrals occurred, to the Participant on whose behalf the excess was contributed.
If the Participant makes “elective deferrals,” as defined in regulations issued pursuant to section 402(g) of the Code, to more than one (1) plan, which exceed the limit described above in the aggregate, such Participant may elect a distribution of a part or all of such excess amount (together with any income allocable to such amount) which has been contributed to this Plan. An election to receive a distribution of such excess deferrals must be in writing and must include the Employee’s certification that the specified amount is an excess deferral. Such election must be made not later than the first March 15th following the close of the Plan Year in which such excess deferrals occurred. Upon such election, the excess amount specified by the Participant shall be distributed to the Participant not later than the first April 15th following the close of the Plan Year in which such excess deferrals occurred.
Excess deferral contributions shall be adjusted for any income allocable to such excess contributions up to the end of the Plan Year in which the excess contribution arose. The income allocable to such excess deferral contributions shall be determined by multiplying the total income allocable to the Salary Deferral Account of the Participant for the taxable year by a fraction, the numerator of which is the excess deferral contributions for the Participant for the year and the denominator of which is the total account balance of the Participant attributable to elective salary deferrals of such contributions without regard to any income occurring during the taxable year.
The determination of whether a Participant’s elective deferrals with respect to any taxable year shall exceed the limitations of Code section 402(g) shall be the sole responsibility of the Participant and the Employer, the Plan Administrator, or the Trustee shall not have any obligations with respect to such determination.
Salary Deferral Contributions shall be made by payroll deduction and shall be considered to be Salary Deferral Contributions for the Plan Year in which they are actually made.
The direction and agreement by the Participant to defer a portion of his Compensation as a Salary Deferral Contribution rather than receive it as a cash benefit shall be given in the form of a salary deferral agreement. A Participant’s salary deferral agreement may be amended to change the percentage of the Salary Deferral Contribution, prospectively, at any time; provided, however, that the Employer shall implement such change as soon as administratively feasible.
A Participant’s salary deferral agreement may be terminated and all Salary Deferral Contributions ended as of the first day of any payroll period. Following such a complete termination of Salary Deferral Contributions, Salary Deferral Contributions may be

resumed, prospectively, at any time; provided, however, that the Employer shall implement such change as soon as administratively feasible. A Participant who desires to effect such a change or termination must make such election in such form and at such time as may be required by the Plan Administrator prior to the date as of which the change or termination will become effective.
The Plan Administrator may establish additional procedures for the renewal, amendment, termination, or revocation of salary deferral agreements which shall be uniform and nondiscriminatory. However, the requirement of uniformity (but not nondiscrimination) may be suspended, and such differences in procedure (provided such differences are merely procedural) may be permitted between Highly Compensated Employees and Non‑Highly Compensated Employees as are necessary, proper and convenient in order to bring the Plan into compliance with the coverage and discrimination requirements of Section 3.03 hereof and thereby preserve, or assure the preservation of, the qualified status of the Plan.
As a condition precedent for accepting a Participant’s salary deferral agreement, the Employer also may, at any time, as of any time, and from time to time, amend, terminate or revoke the salary deferral agreement of a Participant who is a Highly Compensated Employee, as defined in Section 1.22 hereof, in order to comply with the coverage and discrimination requirements of Section 3.03 hereof and thereby preserve, or assure the preservation of, the qualified status of the Plan; provided, however, that any such amendment or revocation for a Plan Year shall be made within the time required for the contribution of Salary Deferral Contributions for a Plan Year as provided in Internal Revenue Service Regulations regarding Code section 401(k) and, to the extent applicable, in Department of Labor regulations regarding salary deferral contributions as plan assets.
The Employer shall contribute to Part I of the Employer Account of each Participant an amount equal to the reduction in such Participant’s Compensation pursuant to his salary deferral agreement. The contribution to be made as a result of such reduction in Compensation shall be paid to the Trustee as soon as practicable, but no later than the date required by Department of Labor regulations concerning the contribution to a trust of salary deferral contributions that are plan assets. Such Salary Deferral Contributions shall be considered to be Employer contributions under the Plan and shall be nonforfeitable when made.
If the Plan Administrator shall determine that the Salary Deferral Contributions would exceed the limitations of Section 3.03 hereof, the Plan Administrator shall, before the end of the Plan Year following the Plan Year during which such excess contribution occurs, distribute the amount of such excess (and income, determined in the same manner as under Section 3.03, allocable thereto) to the Participant on whose behalf the contribution was made.

(b)
Catch-up Contributions. All Participants who have attained or will attain age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. The amount of catch-up contributions that can be made to the Plan for any calendar year is limited to $5,500 in 2012, but shall be adjusted by the Secretary of Treasury pursuant to section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. Catch-up contributions do not apply toward the Plan limits for salary reductions pursuant to subsections (a) and (b) above. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by the making of such catch-up contributions.

(c)
Rollover Contributions. Rollover Contributions by a Participant, or by an Employee that is expected to become a Participant to his Personal Account in cash or in other property acceptable to the Trustee shall be allowed from individual retirement accounts, within the meaning of section 408(a) or (b) of the Code, which have been established as conduits for other qualified plan distributions pursuant to section 402 or section 403 of the Code or from another qualified plan; provided that no portion of any such rollover is attributable to nondeductible employee contributions.

Rollover Contributions shall be remitted to the Trustee as soon as practicable, shall be credited to Part I of the Participant’s Personal Account (the “Rollover Account”) and shall be fully vested at all times. Rollover Contributions shall be treated as Participant contributions for purposes of investment and allocation of investment earnings (and losses), and shall be distributed as provided in Articles 6, 7 and 8 hereof.
Rollover Contributions shall not be considered (i) as contributions by the Employer under Section 3.01 of this Plan, (ii) in determining the maximum benefits permissible under the Plan pursuant to Section 4.04 hereof or (iii) in determining the Top Heavy Ratio in Section 13.02(j) hereof.

3.03	Coverage and Discrimination Requirements.

(a)	Salary Deferral Contributions for any Plan Year shall satisfy one of the following tests:

(1)
The actual deferral percentage for the group of eligible Highly Compensated Employees is not more than the actual deferral percentage of all other eligible Employees for the preceding Plan Year multiplied by 1.25.

(2)
The excess of the actual deferral percentage for the group of eligible Highly Compensated Employees over that for all other eligible Employees for the preceding Plan Year is not more than two percentage points, and the actual deferral percentage for the group of eligible Highly Compensated Employees is not more than the actual deferral percentage of all other eligible Employees for the preceding Plan Year multiplied by two.

(b)
For purposes of this Section 3.03, the term “actual deferral percentage” for a group of Employees shall mean the average of the ratios, calculated separately for each Employee in the group, of the amount of Salary Deferral Contributions for a Plan Year, to the amount of the Employee’s Compensation for such Plan Year (the “deferral percentage”).

If a Highly Compensated Employee is a Participant under two (2) or more cash or deferred arrangements of the Employer, for purposes of determining the deferral percentage with respect to such Employee, all cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement as provided in section 1.401(k)-2(a)(3)(ii)

of the Treasury regulations. If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements that have different Plan Years, elective deferrals made during the Plan Year under all such cash or deferred arrangements shall be aggregated.
In the event that this Plan satisfies the requirements of sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the deferral percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(k) of the Code only if they have the same Plan Year.
A Salary Deferral Contribution shall be considered to have been made with respect to a Plan Year if it (i) is allocated to the account of a Participant as of any date within that Plan Year and (ii) relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant’s election to defer under the arrangement, or is attributable to services performed by the Participant in the Plan Year and, but for the Participant’s election to defer, would have been received by the Participant within two and one-half (2½) months after the close of the Plan Year. A contribution shall be considered allocated as of any date within a Plan Year if the following conditions are met:

(1)	such allocation is not dependent upon participation in the Plan as of any date subsequent to the allocation date,

(2)
the Employer contributions in addition to those attributable to Salary Deferral Contributions are actually made to the Plan no later than the end of the period described in Code section 404(a)(6) applicable to the taxable year with or within which the Plan Year ends, and

(3)
the Employer contributions attributable to Salary Deferral Contributions are actually made to the Plan no later than the end of the twelve (12) month period immediately following the end of the Plan Year to which the contribution relates.

Excess contributions shall mean, with respect to any Plan Year, the excess of:

(4)	the aggregate amount of employer contributions actually taken into account in computing the actual deferral percentage of Highly Compensated Employees for such Plan Year, over

(5)
the maximum amount of such contributions permitted by the actual deferral percentage test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the actual deferral percentage, beginning with the highest of such percentages).

If, for any Plan Year, Salary Deferral Contributions are made with respect to the Highly Compensated Employees in excess of that permissible under subsections (a) or (b), as applicable, of this Section 3.03, the Plan Administrator shall, before the end of the Plan Year following the Plan Year during which such excess contribution occurs, distribute the amount of such excess contributions (and the earnings or losses allocable thereto). Excess contributions are allocated to the Highly Compensated Employees with the largest amounts of contributions taken into account in calculating the actual deferral percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such contributions and continuing in descending order until all the excess contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any excess deferrals under Section 3.02(a).
Salary Deferrals used to compute the actual deferral percentage test shall include all Participant deferrals, including deferrals that are invested in the Company Stock at the election of the Participant in accordance with Section 3.07 regardless of whether the Salary Deferral is an ESOP Allocation.

(c)
Excess contributions shall be adjusted for any income allocable to such excess contributions up to the end of the Plan Year in which the excess contribution arose. The income allocable to such excess contributions shall be determined by multiplying the total income allocable to the Salary Deferral Account of the Participant for the taxable year by a fraction, the numerator of which is the excess contributions for the Participant for the year and the denominator of which is the total account balance of the Participant attributable to elective salary deferrals of such contributions are included in the ADP test without regard to any income occurring during the taxable year.

(d)
Notwithstanding the foregoing, the provisions of Code section 401(k)(3) and Regulation section 1.401(k)-1(b) shall be incorporated by reference, including the provisions allowing exclusion or separate testing of eligible employees who have not met the minimum age and service requirements, and to the extent the provisions of this Section 3.03 are inconsistent, the provisions of the referenced Code and regulation sections shall govern.

(e)
The Plan may suspend for a Plan Year any allocation conditions set forth in this Article 3 if it appears the Plan will fail in that Plan Year to satisfy the ratio percentage test of Code section 410(b)(1)(A). A Plan satisfies coverage under the ratio percentage test if, on the last day of the Plan Year, the Plan’s benefiting ratio of the Non-Highly Compensated Includable Employees is at least 70% of the benefiting ratio of the Highly Compensated Includable Employees. The benefiting ratio of the Non-Highly Compensated Includable Employees is the number of Non-Highly Compensated Includable Employees benefiting under the Plan over the number of the Includable Employees who are Non-Highly Compensated Employees.

“Includable” Employees are all employees other than: (1) those employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit or the nonresident alien exclusions under Code §410(b)(3) or by reason of the age and service requirements of Section 2.01; and (2) those employees who incur a separation from Service during the Plan Year and for the Plan Year fail to complete more than 500 Hours of Service.
For purposes of coverage, an Employee is benefiting under the Plan on a particular date if, under Article 4 of the Plan, the Employee is entitled to an Employer contribution or to a Participant forfeiture allocation for the Plan Year.

If the Plan Administrator determines to implement this Section 3.03(e), the Plan Administrator will suspend the allocation conditions for the Non-Highly Compensated Includable Employees who are Participants, beginning first with the Includable Employee(s) employed by the Employer on the last day of the Plan Year, then the Includable Employee(s) who have the latest separation from Service during the Plan Year, and continuing to suspend the allocation conditions for each Includable Employee who incurred an earlier separation from Service, from the latest to the earliest separation from Service date, until the Plan satisfies coverage for the Plan Year. If two or more Includable Employees have a separation from Service on the same day, the Plan Administrator will suspend the allocation conditions for all such Includable Employees, irrespective of whether the Plan can satisfy coverage by accruing benefits for fewer than all such Includable Employees. If the Plan for any Plan Year suspends the allocation conditions for an Includable Employee, that Employee will share in the allocation for that Plan Year of the Employer contribution and Participant Forfeitures, if any, without regard to whether the Employee has satisfied the allocation conditions of Section 3.01 or Article 4.
This Section 3.03(e) may be applied separately to Company Matching Contributions and other contributions subject to Code section 401(m).
At the discretion of the Plan Administrator, the Plan may also suspend for a Plan Year the allocation conditions set forth in Section 4.01(b), and Section 4.01(c) and apply the foregoing provisions of this Section 3.03(e) if it appears the Plan will fail in that Plan Year to satisfy the average benefit percentage test described in Code section 410(b)(2).

3.04	Discrimination Requirements for Other Contributions.

(a)
The Plan shall satisfy the applicable nondiscrimination requirements of section 401(m) of the Code, as amended from time to time, and the Treasury regulations issued thereunder to the extent applicable. The Plan shall satisfy such requirements for any Plan Year only if the actual contribution percentage for eligible Highly Compensated Employees for the Plan Year does not exceed the greater of either:

(1)	The actual contribution percentage for all other eligible Employees for the preceding Plan Year multiplied by 1.25, or

(2)
the lesser of 200 percent of the actual contribution percentage for all other eligible Employees for the preceding Plan Year, or the actual contribution percentage for all other eligible employees for the preceding Plan Year plus two percentage points.

(b)
Any employee who is eligible to receive a Company Matching Contribution is considered an eligible Employee or eligible Highly Compensated Employee, respectively for these purposes. The term “average contribution percentage” for a group of Employees shall mean the average of the ratios, calculated separately for each Employee in the group, of the amount of Matching Contributions made on behalf of an Employee during the Plan Year to that Employee’s Compensation for such Plan Year (the “contribution percentage”). However, the Employer may elect to include Employee Deferral Contributions to the extent such contributions are not included in the calculation of the tests specified in Section 3.03 hereof, in the calculation of an average contribution percentage.

Notwithstanding anything in the Plan to the contrary, if, for any Plan Year, excess aggregate contributions are made with respect to the Highly Compensated Employees in excess of that permissible under this Section 3.04, the Plan Administrator shall, before the end of the Plan Year following the Plan Year during which such excess aggregate contributions occurs, forfeit, if forfeitable, or if not forfeitable, distribute the amount of such excess aggregate contributions (and the earnings or losses allocable thereto). Excess aggregate contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the average contribution percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the excess aggregate contributions have been allocated. Excess aggregate contributions shall be treated as annual additions, as defined in Section 4.04, hereof.
“Excess aggregate contributions” shall mean, with respect to any Plan Year, the excess of:

(1)
the aggregate amount of the Matching Contributions and voluntary after-tax contributions (and any qualified Non-Elective contribution or Employee Deferral Contribution taken into account in computing the contribution percentage) actually made on behalf of Highly Compensated Employees for such Plan Year, over

(2)
the maximum amount of such contributions permitted under the average contribution percentage test above (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

The determination of excess aggregate contributions shall be made after first determining excess elective deferrals pursuant to Section 3.02(a) and then determining excess contributions pursuant to Section 3.03 hereof.
All Employer Matching Contributions shall be considered to determine the average contribution percentage, regardless of whether the Employer Matching Contribution is an ESOP Allocation.

(c)
For purposes of this Section 3.04, the contribution percentage for any eligible Employee who is a Highly Compensated Employee and who is eligible to have contribution percentage amounts allocated to the Participant’s account under two (2) or more plans described in section 401(a) of the Code, or arrangements described in section 401(m) of the Code that are maintained by the Employer, shall be determined as if the total of such contribution percentage amounts was made under each plan as provided in section 1.401(m)-2(a)(3)(ii) of the regulations. If a Highly Compensated Employee participates in two (2) or more arrangements described in Code section 401(m) that have different Plan Years, all such arrangements shall be aggregated.

In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the contribution percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

(d)
Excess aggregate contributions shall be adjusted for any income up to the end of the Plan Year in which the excess aggregate are attributable. The income allocable to excess aggregate contributions for such period is determined in a manner analogous to the above allocation of income to excess deferrals in Section 3.03(c), but basing the allocation on excess aggregate contributions and the income allocable to Company Matching Contributions.

(e)	Forfeitures of excess aggregate contributions shall be applied as provided in Section 8.02.

(f)
Notwithstanding the foregoing, the provisions of Code section 401(m)(2) and Regulation sections 1.401(m)-(1)(b)(2) and (3), including the provision allowing separate testing of eligible employees who have not met the minimum age and service requirements, shall be incorporated by reference, and to the extent the provisions of this Section 3.04 are inconsistent, the provisions of the referenced Code and regulation sections shall govern. In addition, the Administrator, in its discretion may exclude non-Highly Compensated Employees from the foregoing testing pursuant to Code section 401(m)(5)(C).

3.05	Trustee to Trustee Transfers.
A direct transfer to this Plan of plan assets attributable to a Participant’s participation in another qualified defined contribution plan may, at the option of the Plan Administrator, be allowed in cash or other property acceptable to the Trustee; provided, however, that any restrictions on distributions of such transferred assets under such other plan shall be maintained under this Plan with respect to such assets. Likewise, the Trustee may make such a direct transfer of assets from this Plan attributable to a Participant’s participation in this Plan to another qualified pension, profit sharing or stock bonus plan.
A separate bookkeeping subaccount for his transfers shall be established on behalf of a Participant under his Personal Account, and such transfers shall be treated as Participant contributions for purposes of investment and allocation of investment earnings (and losses). Likewise, for purposes of the distribution of benefits pursuant to Articles 6, 7 and 8 hereof, the subaccount shall be treated as part of the Personal Account, subject to any additional restrictions required by the preceding paragraph. The balance of each such account shall be fully vested at all times.
Such direct trustee to trustee transfers shall not be considered (i) as contributions by the Employer under Section 3.01 of this Plan, (ii) in determining the maximum benefits permissible under the Plan pursuant to Section 4.04 hereof or (iii) in determining the Top Heavy Ratio in Section 13.02(j) hereof.

3.06	Medium of Financing the Plan.
Investment of all contributions made in accordance with the Plan and provision for payment of benefits to Retired Participants and Beneficiaries shall be accomplished by a Trust, as it may be amended from time to time, which shall constitute a part of the Plan.

3.07	Investment Directions by Participants.
The Plan Administrator shall permit Participants to direct the investment of their accounts. The Plan Administrator shall establish uniform and nondiscriminatory rules and restrictions with respect to such directed investments and communicate such rules and restrictions to the Trustee.

Elections of investments shall be made pursuant to uniform and nondiscriminatory rules established by the Plan Administrator, shall be selected in writing on forms, or by such other method, approved by the Plan Administrator, and shall be filed with the Plan Administrator. Such elections must be made by providing prior notice to the Plan Administrator in such form and manner as the Plan Administrator may uniformly and nondiscriminatorily require prior to the date as of which the transfer is elected. Accounts not directed pursuant to the Plan Administrator’s rules shall be invested in the investment fund that has been designated by the Plan Administrator as the “default investment fund”.
One of the investment options available to the Participant under this Section 3.07 shall be a Company Stock fund. Assets in this investment option are considered an Employee Stock Ownership Plan under Code Section 4975(e)(7). A Participant’s rights to transfer funds into and out of the Company Stock Fund shall be no more restrictive than the Participant’s rights regarding other Plan investment options.
A Participant may, by providing prior notice to the Plan Administrator in such form and manner as the Plan Administrator may uniformly and nondiscriminatorily require, modify his election with respect to the investment of his account balance and future contributions.
The Trustee shall carry out the investment directions of a Participant made pursuant to such rules and restrictions as soon as practicable after receipt of each such direction.
The Trustee shall segregate any portion of the Trust Fund held by it which is subject to the investment direction of a Participant into one (1) or more separate accounts to be known as “participant self-directed investment accounts” and shall charge any expenses related to investments directed by a Participant against his separate accounts in accordance with rules established by the Plan Administrator. All investment earnings on such separate accounts shall be credited only to such separate accounts. Such separate accounts shall not share in any investment earnings of the remaining general assets of the Trust Fund. In the event of such an election, the account balance shall be segregated in a custodial account separate from the Fund. The Participant’s account balance shall incur any fees or charges in accordance with a published schedule of fees or charges.
However, any investment of assets of a participant self-directed investment account in collectibles (within the meaning of section 408(m)(2) of the Code) is prohibited, or, if inadvertently made, shall be considered to be a distribution from the Plan.
Each Participant, in lieu of the preceding options, may elect to direct his account balance among a variety of funds specified and identified by the Sponsor and offered by the Trustee. Each Participant electing this investment option shall be permitted to transfer existing balances, and to make current investment elections at such frequency as is allowed by the Plan Administrator. Each Participant’s account balance invested pursuant to the terms of this paragraph shall incur any fees or charges in accordance with a published schedule of fees or charges.
In the event a Participant fails to make any election regarding the investment of his account balance pursuant to this Section 3.07, any such account balance shall be invested by the Trustee. The Participant shall be permitted to change his election hereunder, regarding his existing account balance and his future account balances at such frequency as is allowed by the Plan Administrator.

In the event a Participant has previously elected to fully self-direct the investment of his account such election if so indicated by the Participant shall continue in force and effect hereunder. Any fees or charges incurred as a result of that previous election shall be in accordance with a published schedule of fees or charges.
Notwithstanding the foregoing, the Plan Administrator may suspend Participants’ rights to direct the investment of their accounts at any time, either temporarily or permanently. In particular, temporary suspension is permitted during “blackout periods” that result due to transition of the Plan’s recordkeeping services from one entity to another. The Plan Administrator shall attempt to notify all Participants and Retired Participants with Accounts in the Plan of such a suspension, whether temporary or permanent, but failure to notify one or more Participants or Retired Participants shall not prevent the suspension from applying with respect to such Participants or Retired Participants.

ARTICLE 4
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS

4.01	Allocation of Contributions and Forfeitures.
Contributions shall be allocated as follows:

(a)
Salary Deferrals. Salary Deferral Contributions pursuant to Section 3.02(a) hereof which have been deposited with the Trustee shall be credited as of each Allocation Date to Part I of the Personal Account (the “Salary Deferral Account”) of each Participant on whose behalf such contributions were made. Salary Deferrals shall also include catch-up contributions made pursuant to Section 3.02(b) hereof.

(b)
Matching Contributions, As soon as practicable after each Plan Year calendar quarter (July 31, October 31, January 31, and April 30) the Committee shall determine if the Employer will contribute Matching Contributions in accordance with this Section 4.01(b). Amounts contributed under this Section 4.01(b) hereof shall be allocated as of the last day of the Plan Year quarter to Part I of the respective Employer Accounts (the “Matching Account”) of Participants on whose behalf such contributions were made. Only Participants who are Participants on the last day of the Plan Year calendar quarter will share in the allocation of Employer Matching Contributions for the allocation attributable to that calendar quarter. Furthermore, a Participant who is not employed as of the last day of the Plan Year calendar quarter due to death, or termination of employment due to Disability, or retirement on or after his Normal Retirement Date, shall be entitled to share in such contributions.

(c)
Profit Sharing Contributions. Profit Sharing Contributions pursuant to Section 3.01(d) hereof shall be allocated as of the last day of the Plan Year to Part II of the Participant’s Employer Account (the “Profit Sharing Account”). Each Participant’s share in such contributions shall be that amount which bears the same ratio to the total Employer Profit Sharing Contributions as the Participant’s Compensation for the Plan Year bears to the total Compensation for the Plan Year for all Participants entitled to share in the Profit Sharing Contribution allocation. Only Participants who are Participants as of the last day of the Plan Year shall be entitled to share in the allocation of such Profit Sharing Contributions.

(d)	Rollover Contributions. Rollover Contributions pursuant to Section 3.02(c) hereof shall be credited to Part II of the respective Personal Accounts of Participants who contributed such amounts.

(e)
Merged Plan Transfers. Amounts transferred to this Plan pursuant to a Merged Plan shall be credited to Part III of the respective Employer Accounts and/or Personal Accounts of Participants for whom such amounts were transferred, or among the other Accounts described in Section 4.01(a), (b), (c) or (d), as determined by the Administrative committee.

4.02	Allocation of Investment Earnings.

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As of each Allocation Date, the investment earnings, as defined herein, shall be allocated to each Participant’s Employer Account and Personal Account as described below. Investment earnings, for purposes of this Section, shall mean the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions, and expenses paid from the Trust Fund which are not reimbursed by the Employer or charged directly to the accounts of Participants. In determining the investment earnings of the Trust Fund for any period, assets shall be valued on the basis of fair market value. Investment earnings shall be determined and allocated separately for each separate investment fund that is established pursuant to Section 3.07 hereof.
Daily Recordkeeping. The Account recordkeeping is being maintained on a daily recordkeeping basis. Investment earnings shall be allocated in accordance with the attributes of the separate investment funds, in a manner generally consistent with industry standards for daily recordkeeping. The Committee shall have sole authority to make determinations and resolve issues for purposes of this subsection.
Should the Committee determine that the strict application of the foregoing allocation procedures will not result in an equitable and nondiscriminatory allocation among the Accounts of Participants, or that another method is appropriate for the purpose, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this article.

4.03	Adjustment to Accounts.
As soon as practicable after each Allocation Date, the value of each Account shall be adjusted to be equal to the value of such Account as of the last Allocation Date, plus any additions to and minus any subtractions from the Account since the last Allocation Date.
The Committee may direct that any investment or administrative fees or charges be charged against the Accounts of Participants.

4.04	Maximum Annual Additions to Participants’ Accounts.
The annual addition to a Participant’s accounts for any Plan Year shall not exceed the lesser of (i) $50,000(for the 2012 limitation year), as adjusted each year for increases in the cost-of-living under section 415(d) of the Code, or (ii) one hundred percent (100%) of the Participant’s Compensation.
For purposes of this section and of Article 13 hereof, the term “compensation” shall mean Compensation as defined in Section 1.08(a) as modified by Section 1.08(c).
For purposes of applying the limitations of this section, compensation for a limitation year is the compensation actually paid during such limitation year.
The term “annual addition” for a Participant means the sum of the following for the Plan Year:

(a)	contributions made by the Employer on behalf of the Participant (including Salary Deferral Contributions);

(b)	forfeitures allocated to a Participant’s Employer Account, if any;

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(c)	amounts allocated to an individual medical account which is part of a pension or annuity plan, as described in Code section 415(l)(2); and

(d)	amounts attributable to post-retirement medical benefits allocated to a separate account of a key employee under a welfare benefit fund as described in Code section 419A(d)(2).
For purposes of determining annual additions, the limitation year shall be the Plan Year.
In the case of a group of employers which constitutes a Controlled Group, all such employers shall be considered a single employer for purposes of applying the limitations of section 415 of the Code.
Effective for limitation years beginning before July 1, 2007, if, as a result of the allocation of Forfeitures, a reasonable error in estimating the compensation of a Participant, a reasonable error in determining the amount of elective deferral contributions (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or other facts and circumstances allowed by regulation, the annual additions limitation is exceeded in any Plan Year, the excess annual addition shall be charged against the Participant’s accounts. EPCRS is the only correction method for correcting excess annual additions in limitation years beginning on or after July ;1, 2007.
The portion of such excess which consists of Salary Deferral Contributions may be returned to the Participant. The Salary Deferral Contributions returned or distributed shall include income on such amounts determined in the same manner as income on excess aggregate contributions is determined in Section 3.03. The portion of such excess attributable to Employer contributions may be treated as a Forfeiture for the Plan Year and shall be allocated to, and maintained as, a suspense account under the Plan to which earnings and losses are not allocated and which will be allocated along with other Plan Forfeitures as of the next date on which forfeitures are allocated. In addition, no Employer or Employee contributions may be made to the Plan until any excess maintained in a suspense account is exhausted.
Notwithstanding any other language in the Section 4.04, any restorative payment made by the Plan Sponsor, the Trustee or any Adopting Employer will not be considered an annual addition. A restorative payment may be any payment made to restore some or all of the Plan’s losses resulting from actions (or failure to act) by a plan fiduciary. The Plan shall rely on guidance provided by the Treasury Regulations governing Code section 415 to determine whether a payment is a restorative payment.

4.05	Separation of Plan Assets for Benefit Payments.
At the time of adoption of the Plan, the Adopting Employer shall designate, pursuant to Section 1.03 hereof, whether the Adopting Employer shall maintain a plan which is a single plan, within the meaning of regulations under section 414(l) of the Code, with the plan of the Sponsor and/or other Adopting Employers. Such designation may be amended by the Adopting Employer at any subsequent date.
For purposes of the payment of benefits due a Participant from the Plan:

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(a)	if the Participant is an Employee of an Employer which is maintaining a plan which is not such a single plan, only that part of the Trust Fund attributable to the Employer shall be available;

(b)	if the Participant is an Employee of an Employer which is maintaining such a single plan, that part of the Trust Fund attributable to all Employers maintaining the single plan shall be available.
All Adopting Employers as of May 1, 2012 maintain a single plan with the Plan of the Sponsor.

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ARTICLE 5
WITHDRAWAL OF CONTRIBUTIONS

5.01	Withdrawals from Participants’ Employer Accounts.
At any time on or after a Participant shall have attained age 59½ and attained 100% vesting on his Account, if the Participant remains employed by the Employer, the Participant may elect to receive a distribution of all or part of the amount credited to the Account maintained on behalf of the Participant as of the immediately preceding Allocation Date, except such amounts that may be attributable to trustee to trustee transfers which are subject to additional distribution restrictions (such as transfers from a money purchase pension plan which cannot be withdrawn before the Participant’s Normal Retirement Date). A Participant who makes such a withdrawal shall continue to be eligible to participate in the Plan on the same basis as any other Employee.

5.02	Withdrawals from Participants’ Rollover Accounts.
A Participant may apply to the Administrative committee to withdraw all, or a part, of his Rollover Account once in any Plan Year. Subject to the conditions of this section, the Committee shall grant the request, and the Participant shall be entitled, upon the date of Committee approval of his request, to the lesser of the amount requested and the amount of such account as of the Allocation Date coincident with or immediately preceding the date of such withdrawal, increased by any contributions allocated after such Allocation Date, and reduced by any payments or withdrawals from such account since such preceding Allocation Date.
Applications by Participants for withdrawals shall be in writing in such form as the Administrative committee shall require. The Committee shall adopt and apply uniform and nondiscriminatory rules in administering this section.

5.03	Hardship Withdrawals
A Participant who remains employed by the Employer, but who does not qualify to receive an in-service withdrawal under Section 5.01 shall be permitted to withdraw the contributions to Part I of his Personal Account (his Salary Deferral Account) to the extent necessary to satisfy an immediate and heavy financial need arising from a hardship. The determination of whether a Participant or a former Participant has an immediate and heavy financial need shall be made on the basis of all relevant facts and circumstances. Immediate and heavy financial needs for which a hardship withdrawal may be granted shall include, but shall not be limited to the following:
Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);
Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, the Employee’s spouse,

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children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));
Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;
Payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B));
Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or
Any other expense that may be approved by the Internal Revenue Service, or endorsed by an Act of Congress that would be considered a safe harbor financial hardship event.
The amount of any hardship withdrawal granted pursuant to this Section 5.03 shall be limited to the lesser of:

(a)	The fully vested balance of the Participant’s Account; and

(b)
The amount required to relieve the immediate and heavy financial need plus amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

A withdrawal must be necessary to satisfy a financial need described in this subsection (b), determined on the basis of all relevant facts and circumstances, to the extent that the financial need cannot be relieved from other resources that are reasonably available to the Participant.

(1)
The Participant’s resources are deemed to include those assets of the Participant’s Spouse and minor children that are reasonably available to him. However, property held for the Participant’s minor child under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

(2)	The amount of an immediate and heavy financial need may include amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(3)
A Participant may not obtain a hardship withdrawal if the financial need can reasonably be relieved by any of the following; provided, however, that the Participant need not seek relief through the following if the result would be to increase the amount of the need:

(A)	Through reimbursement or compensation by insurance or otherwise.

(B)	By liquidation of the Participant’s assets.

(C)	By cessation of Salary Deferral Contributions or Associate contributions under the Plan.

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(D)
By other distributions or nontaxable loans currently available under all plans maintained by the Employer or a Related Employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

5.04	Loans to Participants.
The Committee shall adopt a loan administration policy (the “loan policy”) in accordance with the recordkeeper selected by the Plan Administrator. The loan policy shall provide rules and guidelines concerning loans from the Plan’s Trust Fund to participants. The loan policy shall be considered part of this Plan document and shall include, but need not be limited to the following:

(a)	The identity of the person or positions authorized to administer the participant loan program;

(b)	A procedure for applying for loans;

(c)	The basis on which loans will be approved or denied;

(d)	Limitations (if any) on the types and amounts of loans offered;

(e)	The procedure under the program for determining a reasonable rate of interest;

(f)	The types of collateral which may secure a participant loan; and

(g)	The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.
Subject to the rules, regulations and guidelines adopted by the Committee in loan policy, the Committee, upon receipt of written application of a Participant in such manner and form as required by the Committee, may authorize and direct the Trustee to make a loan to the Participant from the Trust Fund. For purposes of this Section 5.04 only, the term “Participant” shall include former Participants and Beneficiaries who are parties in interest within the meaning of section 3(14) of ERISA.
Loans shall be available from all vested Accounts of the Participant and the loan proceeds will be drawn from all vested Accounts that make up the Participant’s account in a manner that is pro rata to the Participant’s Total vested Account. No loan to any Participant shall be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant, would exceed the lesser of (i) fifty thousand dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of loans during the one (1) year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (ii) one-half (1/2) the Participant’s vested Account in the Plan. For the purpose of the preceding limitation, all loans from all plans of the Employer and other members of a Controlled Group shall be aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be in level monthly payments, over a period not extending beyond five (5) years from the date of the loan.
Any outstanding loans which were maintained under a Merged Plan shall be maintained on and after that date under this Plan until all amounts of principal and interest thereon have been repaid,

3

or in the event of default, recovered, pursuant to the terms of the documents evidencing such loans and the provisions of the Participant loan program established under the Merged Plan. Loans pursuant to the preceding sentence shall be a “self-directed investment” pursuant to Section 3.07 and pursuant to that Section the amount of the loan shall be considered to be an asset of such person’s accounts only, and not the accounts of any other person.
Effective December 12, 1994, Loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code.

5.05	HEART Act Deemed Severance
If a Participant performs service in the uniformed services (as defined in Code §414(u)(12)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Code §412. However, the Plan will not distribute such a Participant’s account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision, then the other Plan provision will control and the 6-month suspension will not apply.

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ARTICLE 6
GENERAL BENEFIT PROVISIONS

6.01	Form of Benefit Payment.
A Retired Participant that requests a distribution of his benefits from the Plan shall receive the distribution in the form of a single sum payment of his/her entire Vested account. In the event that adjustments occur to the Participant’s account subsequent to a distribution that create additional funds in the Participant’s account, such amounts shall be distributed to the Participant as soon as administratively practical.
Non-ESOP Allocation distributions shall be made in a single lump sum payment of cash. ESOP Allocation distributions shall be made in a single distribution of Company Stock or cash, as provided in Section 14.06.

6.02	Benefit Payment Notice and Election.
A Participant or Retired Participant’s benefit election, including his direct rollover election described in Section 6.07, must be in writing, in such form as the Committee shall uniformly and nondiscriminatorily require, and may be submitted at any time during the benefit election period, which shall be the one-hundred eighty (180) day period preceding the first day of the first period for which an amount is paid as a benefit. The Committee shall provide the Participant or Retired Participant a notice disclosing information concerning the optional forms of benefit and the Participant’s right, if any, to defer payment of his benefit. Such notice shall be provided at least thirty (30) days and no more than one-hundred eighty (180) days before the first day following the benefit election period. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under section 1.411(a)‑11(c) of the Income Tax Regulations is given, provided that:
(i)    the Committee clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and
(ii)    the Participant, after receiving the notice, affirmatively elects a distribution.

6.03	General Commencement of Benefits Rule.
Notwithstanding any other provisions of the Plan, distribution of benefits shall begin no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(a)	the date the Participant attains sixty-five (65) years of age;

(b)	the date the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan occurs; and

(c)	the date the Participant terminates Service with the Employer.

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If the amount of the payment required to commence on the date determined under this section cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, then a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

6.04	Required Minimum Distributions.
Notwithstanding any other provisions of the Plan, but in addition to such provisions (as applicable), the distribution shall comply with the requirements contained in this Section.

(a)	General Rules.

(1)	The requirements of this Section shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan.

(2)
All distributions required under this Section shall be determined and made in accordance with any applicable regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the final regulations.

(b)
Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s required beginning date. The consent of the Participant or of the Participant’s Spouse or Beneficiary shall not be required to make a distribution required under this Section.

“Required beginning date” shall be determined in accordance with the following:

(1)
Non-five-percent (5%) owners. The required beginning date of a Participant who is not a “five-percent (5%) owner” (as defined in (2) below) is the first day of April of the calendar year following the calendar year in which the later of retirement and attainment of age seventy and one-half (70½) occurs.

(2)	Five-percent (5%) owners. The required beginning date of a Participant who is a five-percent (5%) owner is the first day of April following the later of:

(A)	the calendar year in which the Participant attains age seventy and one-half (70½), and

(B)	the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a five-percent (5%) owner, and the calendar year in which the Participant retires.
A Participant is treated as a five-percent (5%) owner for purposes of this subsection (b) if such participant is a five-percent (5%) owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66½) or any subsequent Plan Year.

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(3)	Once distributions have begun to a five-percent (5%) owner under this Section, those distributions must continue even if the Participant ceases to be a five-percent (5%) owner in a subsequent year.

(c)	Time and Manner of Distribution.

(1)
Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)
If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 6.03(c)(1), other than Section 6.03(c)(1)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 6.03(c)(1) and Section 6.03(e), unless Section 6.03(c)(1)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 6.03(c)(1)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 6.03(c)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 6.03(c)(1)(A)), the date distributions are considered to begin is the date distributions actually commence.

(2)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.03(d) and 6.03(e) of this article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

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(d)	Required Minimum Distributions During Participant’s Lifetime.

(1)
Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(2)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.03(d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(e)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(ii)    If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

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(iii)    If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death before Date Distributions Begin.

(A)
Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 6.03(d)(2).

(B)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 6.03(c)(1)(A), this Section 6.03(e)(2) will apply as if the surviving Spouse were the Participant.

(f)	Definitions.

(1)
Designated beneficiary. The individual who is designated as the beneficiary under Section 6.06 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(2)
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the

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calendar year in which distributions are required to begin under Section 6.03(c)(1). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(4)
Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(g)	Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.
Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 6.03(c)(1) and 6.03(e) of the Plan applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 6.03(c)(1), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with 6.03(c)(1) and 6.03(e) of the Plan.

(h)	2009 Exemption
In accordance with the Worker, Retiree and Employer Recovery Act of 2008, distributions otherwise required under this Section 6.04 and Section 401(a)(9) of the Code will be waived for 2009 distributions. This waiver applies only to 2009 year distributions and not to 2008 distributions that may be paid in 2009.

6.05	Single Sum Distribution of Small Benefits.
In the event that a Retired Participant who has attained his Normal Retirement Date, a Beneficiary or an alternate payee named in a qualified domestic relations order, shall become entitled to receive a benefit under the Plan, and the value of the nonforfeitable benefit is not greater than five thousand dollars ($5,000), the benefit shall be paid to such person in a single sum before the end of the second Plan Year following the Plan Year during which the Participant ceases to participate in the Plan. In determining this $5,000 limit, the Plan Administrator shall include all amounts in the Participant’s cumulative accounts.

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In the event that a Retired Participant who has not attained his Normal Retirement Date at the time of the distribution shall become entitled to receive a benefit under the Plan, and the value of the nonforfeitable benefit is greater than one thousand dollars ($1,000) but not greater than five thousand dollars ($5,000), and the Participant does not elect a lump sum distribution or direct rollover pursuant to Section 6.07 hereof, the Plan Administrator will direct the Trustee to distribute such benefit as a direct rollover to an individual retirement plan designated by the Plan Administrator. Such distribution shall be made before the end of the second Plan Year following the Plan Year during which the Participant ceases to participate in the Plan. In determining the $1,000 limit of this paragraph, the Plan Administrator shall include amounts in the Participant’s Personal Account; however, in determining the $5,000 limit of this paragraph, the Plan Administrator shall exclude all amounts in the Participant’s Rollover Account. This paragraph requiring automatic rollovers shall not apply to payments made to a Beneficiary or alternate payee under a qualified domestic relations order
In the event that a Retired Participant who has not attained his Normal Retirement Date at the time of the distribution shall become entitled to receive a benefit under the Plan, and the value of the nonforfeitable benefit is not greater than one thousand dollars ($1,000), the benefit shall be paid to such person in a single sum before the end of the second Plan Year following the Plan Year during which the Participant ceases to participate in the Plan. However, the foregoing shall be subject to the provisions of Section 6.07 hereof regarding direct rollover of eligible rollover distributions as provided therein. In determining this $1,000 limit, the Plan Administrator shall include all amounts in the Participant’s cumulative accounts.
For any distribution made pursuant to this Section 6.05, the Plan Administrator shall cause the such amount to be paid if such distribution would have been paid by the end of the second Plan Year following the Plan Year during which Service terminates but for the fact that the value of the vested Account then exceeded the cash-out limit in effect under Treas. Reg. 1.411(a)‑11T(c)(3)(ii).
Payment under this Section may be made without the consent of the Retired Participant, Beneficiary or Alternate Payee.
Payment under this Section shall be in lieu of any other form of benefit available under this Plan.

6.06	Designation of Beneficiary.
Subject to the rights of a surviving Spouse described herein, each Participant or Retired Participant shall have the right to designate the Beneficiary to receive the death benefit on his behalf, and to revoke any such designation. Each such designation, or revocation thereof, shall be evidenced by a written instrument filed with the Committee and signed by the Participant or Retired Participant. Unless the conditions which follow for the designation of a Beneficiary other than the Spouse are satisfied, the Beneficiary of a Participant or Retired Participant who is married on the date of his death shall be the surviving Spouse, whether or not so designated in the written instrument filed with the Committee and even if no such instrument is filed. Designation of a Beneficiary other than the Spouse shall be valid only if:
(i)    the Spouse consents in writing to such designation, acknowledging the effect thereof, witnessed by a notary public or Plan representative;

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(ii)    the Retired Participant or Participant, although married at the time of the designation, is ultimately not survived by his Spouse; or
(iii)    the surviving Spouse cannot be located.
Such spousal consent obtained pursuant to (i) shall be irrevocable. If the Participant or Retired Participant is survived by a Spouse other than the Spouse who consented to designation of another as Beneficiary, the consent of the former Spouse shall be ineffective.
If no designation of Beneficiary is on file with the Committee at the time of the death of a Participant or Retired Participant, or if such designation is not effective for any reason, the beneficiary shall be deemed to have been designated as follows:
(i)    to the Participant’s Spouse;
(ii)    equally to the children (including adopted children) of the Participant or Retired Participant, with the issue of any deceased child representing his or her parent, per stirpes;
(iii)    equally to the parents of the Participant or Retired Participant;
(iv)    if there are no survivors pursuant to (i), (ii) or (iii), then to the estate of the Participant or Retired Participant.”

6.07	Eligible Rollover Distributions
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible Retirement Savings Plan specified by the distributee in a direct rollover.

(a)
Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; any hardship distribution; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)
Eligible Retirement Savings Plan: An eligible Retirement Savings Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code that accepts the distributee’s eligible rollover distribution, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. However, in the case of an eligible

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rollover distribution to the surviving Spouse, an Eligible Retirement Savings Plan is an individual retirement account or individual retirement annuity.

(c)
Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the Spouse or former Spouse.

(d)	Direct rollover: A direct rollover is a payment by the Plan to the eligible Retirement Savings Plan specified by the distributee.

(e)
Non- Spouse Beneficiary Rollover Rights: For distributions after December 31, 2009, a non-spouse beneficiary who is a “designated beneficiary” under section 401(a)(9)(E) of the Code and the Regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an Individual Retirement Account (IRA) the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an “eligible rollover distribution” under section 401(a)(31) of the Code. Although a non-spouse beneficiary may roll over directly a distribution as provided in Section 7.10, the distribution, if made prior to January 1, 2011, is not subject to the direct rollover requirements of section 401(a)(31) of the Code (including section 401(a)(31)(B) of the Code), the notice requirements of section 402(f) of the Code or the mandatory withholding requirements of section 3405(c) of the Code. If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day (non-direct) rollover.

If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of section 401(a)(9)(E) of the Code. A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations Section 1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

6.08	Optional Forms of Benefits Under Merged Plans.
In no event shall any Participant who was a participant of a Merged Plan be precluded from electing an optional form of payment or feature that is a protected benefit pursuant to Reg. §1.411(d)(4) offered under the applicable Merged Plan for the payment of the portion of the Participant’s vested Account balance attributable to the transfer from the Merged Plan.
If Merged Plan benefits are to be paid in the form of an annuity for the life of the Participant or the joint lives of the Participant and his Beneficiary, then the Trustee shall purchase such annuity contracts from a life insurance company licensed to do business in the state in which the Sponsor maintains offices, utilizing for such purchase the entire vested amount in the accounts of the

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Participant. Any annuity contract which is purchased hereunder to provide benefits otherwise payable under the Plan, and which is distributed to a former Participant or Beneficiary, shall be endorsed as “nontransferable.” The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan. If Merged Plan benefits are to be paid in the form of installments, then the Committee may purchase an installment annuity contract from a life insurance company in accordance with the provisions above applicable to life annuity purchases.

6.09	Limitations on Distribution of Salary Deferral Contributions.
Except as otherwise provided in this Section, amounts attributable to elective Salary Deferral Contributions (Section 3.01(a)) and catch-up contributions (Section 3.01(b)) shall not be distributed earlier than upon the occurrence of one of the following events:

(a)	the employee’s retirement, death, Disability or termination of Service;

(b)	the termination of the Plan without the establishment of a successor plan;

(c)
the date of the sale or other disposition by the Employer of substantially all of the assets used by such corporation in a trade or business of the Employer with respect to an Employee who continues employment with the corporation acquiring such assets;

(d)	with regard to an Employee who continues employment with such subsidiary, the date of the sale or other disposition by the Employer of such corporation’s interest in a subsidiary;

(e)	with regard to distributions of Salary Deferral Contributions only, the Participant’s or former Participant’s hardship, as defined in Section 5.03 hereof.
This Section 6.09 shall be interpreted in accordance with section 1.401(k)-1(d) of the Treasury Regulations.

6.10	Failure to Locate.
If the Participant or Beneficiary to whom benefits are to be distributed cannot be located, and reasonable efforts have been made to find him, including sending notification by certified or registered mail to his last known address, then the Plan Administrator shall consider the balances in the Participant’s Account forfeited, and such amounts shall be applied in accordance with Section 8.02. In the event that such Participant or Beneficiary is subsequently located, the balance in his Account at the time of forfeiture shall be reinstated and distributed to him.

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ARTICLE 7
RETIREMENT, DEATH AND DISABILITY BENEFITS

7.01	Benefits Upon Retirement.
A Participant who has terminated Service on or after his Normal Retirement Date shall be considered retired and entitled to the retirement benefit provided by this section. Subject to the general benefit provisions of Article 6 hereof, the Retired Participant shall be entitled to a retirement benefit equal to one hundred percent (100%) of the value of both his Employer Account and his Personal Account determined on the Allocation Date coincident with or immediately preceding his retirement, increased by any Employer and Participant contributions allocated after such Allocation Date and reduced by any payments and withdrawals made from such accounts since such Allocation Date. Payment of the retirement benefit shall commence as soon as practical following the Participant’s termination of service.

7.02	Death Benefits.
In the event of the death of a Participant or Retired Participant prior to the complete distribution of his accounts, the amount of the death benefit on his behalf shall be one hundred percent (100%) of both his Employer Account and Personal Account, determined on the Allocation Date coincident with or immediately preceding the date of his death, increased by any Employer and Participant contributions allocated after such Allocation Date and reduced by any payments and withdrawals made from such accounts since such preceding Allocation Date. Provided, however, that the death benefit to be distributed from the Employer Account of a Retired Participant whose participation in the Plan terminated before the date of his death (other than a disabled Participant pursuant to Section 7.03 hereof) shall be determined by application of the vested percentage described in Section 8.01 hereof.
The death benefit shall be subject to the general benefit provisions of Article 6 hereof. The benefit shall be paid in a single sum, or in such other optional form as may be elected by the Participant or Beneficiary, as the case may be, under Section 6.01 hereof, to the designated Beneficiary of the deceased Participant as soon as practicable after such death occurs.
Upon the death of a Beneficiary while receiving installment payments pursuant to Merged Plan provisions referenced in Section 6.01 hereof as a result of the death of a Participant, the remaining unpaid accounts shall be paid in a single sum as soon as practicable to the estate of the Beneficiary.

7.03	Disability Benefits.
In the event the Committee determines that a Participant incurs Disability while still an Employee, such Participant shall be entitled to one hundred percent (100%) of both his Employer Account and Personal Account, determined on the Allocation Date coincident with or immediately preceding the date of his Disability, increased by any Employer and Participant contributions allocated after such Allocation Date, and reduced by any payments and withdrawals made from his accounts since such preceding Allocation Date.

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Any benefits due a disabled Participant from his Employer Account and his Personal Account shall be paid or applied for his benefit subject to the general benefit provisions of Article 6 hereof; provided, however, that upon the Participant’s request the commencement date of any benefits payable to a Participant shall be any date after his Disability occurred and before the earliest date he could retire under the Plan.
In the event of the death of the Participant subsequent to the date his Disability occurred and prior to the commencement of his disability benefits hereunder, the amount payable on behalf of such Participant shall be paid as a death benefit as provided otherwise in this article.

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ARTICLE 8
TERMINATION BENEFITS

8.01	Benefits Upon Termination of Service.
A Participant whose Service terminates for reasons other than retirement on or after his Normal Retirement Date, death or Disability shall be entitled to (i) a vested percentage, determined at the date his Service terminates, of Part I (Employer Matching Account ) and Part II (Employer Profit Sharing Account) of his Employer Account), and (iii) one hundred percent (100%) of his Personal Account.
Such accounts will be determined as of the Allocation Date coincident with or immediately preceding the date the Participant’s Service terminates, increased by any Employer and Participant contributions allocated to such accounts after such Allocation Date and reduced by any payments and withdrawals from the accounts since such preceding Allocation Date.
The applicable vesting schedule will be determined as follows:
For all contributions allocated to Part I and Part II of the Employer Account the vesting percentage is as follows:

Years of Vesting Service	Vested Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

Provided, however, that the vested percentage shall be one hundred percent (100%) for a Participant on and after his Normal Retirement Date.

8.02	Forfeitures.
The portion of an Employer Account to which a former Participant is not entitled, as provided in Section 8.01 hereof, shall be a Forfeiture as of the earlier of the following dates:

(a)	the date the former Participant is paid the entire vested amount of such account, and

(b)	the date the former Participant incurs five (5) consecutive Breaks in Service.
Forfeitures arising under this Section 8.02 or any other provision of this Plan shall be first applied to reinstate previously forfeited Accounts of former Participants which are required to be reestablished pursuant to this Section 8.02. Any additional Forfeiture amounts remain those shall

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be used to reduce the Employer’s stated obligation relative to Employer Matching Contributions that have been declared in accordance with the provisions of Section 3.01(c) hereof.
For purposes of this Section, if the value of an Employee’s vested account balance is zero, the former Participant shall be deemed to have received a distribution of such vested account balance and the Employer Account shall be treated as a Forfeiture as of the date such Employee terminates Service.
If a former Participant receives or is deemed to have received a distribution from his Employer Account due to termination of participation in the Plan, no later than the close of the second Plan Year following the Plan Year during which he ceases to be a Participant, which distribution is:

(a)	equal to his vested Employer Account, but less than one hundred percent (100%) of such account, and

(b)	in an amount not exceeding five thousand dollars ($5,000) or, if greater, which the Participant elected to receive, and he subsequently resumes Service before he incurs five (5) consecutive Breaks in Service, he may repay such distribution to the Plan. Such repayment must be made before the earlier of the date the Participant incurs five (5) consecutive Breaks in Service and the fifth anniversary of the date of the Participant’s resumption of Service following the Break in Service. In the event of such repayment, the amount of the Participant’s Employer Account at the date of the distribution shall be reestablished.
Additionally, amounts that are attributable to accounts of Participants and/or Beneficiaries that cannot be located in accordance with Section 6.10 shall be provisionally forfeited, and used in the same manner as other forfeited balances as provided in this Section 8.02.

8.03	Payment of Benefits.
Any amounts due a Retired Participant pursuant to this article shall be paid or applied for his benefit, commencing upon the Retired Participant’s Normal Retirement Date, in accordance with the general benefit provisions of Article 6 hereof; provided, however, that upon a Participant’s request, the benefit shall be paid as soon as practicable following termination of service.
In the event of the death of the Participant subsequent to the date his Service terminates and prior to the commencement of his benefits, the amount payable on behalf of such Participant shall be paid as provided in Article 7 hereof.

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ARTICLE 9
THE ADMINISTRATIVE COMMITTEE

9.01	Appointment of Committee.
The governing body of the Sponsor may appoint an Administrative committee consisting of not less than three (3) persons to administer the day-to-day operations of the Plan. Any member of the Committee may at any time be removed, with or without cause, and his successor appointed by the governing body, and any vacancy caused by death, resignation, or other reason shall be filled by the governing body of the Sponsor.
Members of the Committee shall serve without compensation, but the reasonable expenses of the Committee in discharging its responsibilities shall be borne by the Sponsor.
The Sponsor will notify the Trustee in writing of the names of the members of the Committee and of any changes in Committee membership that may transpire from time to time.

9.02	Powers and Duties of the Committee.
The plan administrator, as defined in the Employee Retirement Income Security Act of 1974, shall be the Sponsor. However, the Committee shall administer and supervise the day-to-day operation of the Plan in accordance with the terms and provisions of the Plan.
The Committee shall have all power and authority (including discretion with respect to the exercise of that power and authority) necessary, properly advisable, desirable or convenient for the performance of its duties, which duties shall include, but not be limited to, the following:

(a)	to construe the Plan in good faith;

(b)	to determine eligibility of Employees for participation in the Plan, and to notify Employees of their eligibility and the requirements for such participation;

(c)	to determine and certify eligibility for benefits under the Plan, and to direct the Trustee concerning the amount, manner and time of the payment of such benefits;

(d)	to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

(e)
to require a Participant to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to require that the Participant furnish all pertinent information requested by the Committee, which information may be relied upon by the Committee;

(f)	to cause the allocations of contributions to the Plan, Forfeitures and investment earnings to be made as of each Allocation Date;

(g)	to adopt such rules as it deems necessary, desirable or appropriate for the administration of the Plan, provided such rules are consistent with the terms and provisions of the Plan;

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all rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

(h)	to appoint such agents as it may need in the performance of its duties, with the consent of the Sponsor; and

(i)	to receive and review the reports from the Trustee and other agents.

9.03	Committee Procedures.
The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman, appoint a secretary, who may or may not be a Committee member, and the Trustee shall be advised in writing of such actions. The secretary shall forward all necessary communications to the Sponsor and the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by majority vote.
A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Sponsor and the Trustee, shall not be responsible for any such action or failure to act.

9.04	Claims and Review Procedures.
The Committee shall establish reasonable procedures concerning the filing of claims for benefits hereunder and shall administer such procedures uniformly. If a claim is wholly or partially denied, the Committee shall furnish the claimant, within a reasonable period of time after receipt of the claim by the Committee, a notice of such denial, setting forth at least the following information in language calculated to be understood by the claimant:

(a)	the specific reason or reasons for the denial;

(b)	specific reference to pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)	an explanation of the claims review procedure in the Plan.
Upon receipt of such a notice of denial, or if such a notice is not furnished but the claim has not been granted within sixty (60) days of its filing, the claimant or his duly authorized representative may appeal to the Committee for a full and fair review.
In submitting a request for review, the claimant or his duly authorized representative may request a review upon written application to the Committee, may review pertinent documents, and may submit comments in writing. Such request for review must be made within sixty (60) days of the receipt by the claimant of the notice of denial (or within sixty (60) days of the expiry of the sixty (60) day period beginning with the date of the filing of the claim, if no such notice is received during such period).

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The Committee shall respond promptly to a request for review and shall deliver a written decision which shall include, in a manner calculated to be understood by the claimant, the decision itself, specific reasons therefor and specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made not later than one hundred twenty (120) days after receipt of a request for review.

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ARTICLE 10
THE TRUSTEE

10.01	Trust Agreement.
Contributions made by the Employer and Participants of the Plan and all other assets of this Plan shall be held in trust under a trust agreement. The Employer shall enter into a trust agreement with the Trustee for the administration of the Trust which shall contain the assets of the Plan. The Trustee shall not be responsible for the administration of this Plan but only for the Trust established pursuant to this Plan.

10.02	Trust Agreement Part of Plan
The trust agreement shall be deemed to be a part of this Plan, and any rights or benefits accruing to any person under this Plan shall be subject to all of the relevant terms and provisions of the trust agreement, including any amendments. In addition to the powers of the Trustee set forth in the trust agreement, the Trustee shall have any powers, express or implied, granted to it under the Plan. In the event of any conflict between the provisions of the trust agreement and the provisions of the Plan, the provisions of the Plan shall control, except for the duties and responsibilities of the Trustee, in which case the trust agreement shall control.

10.03	Trustee to Trustee Transfers.
A direct transfer to this Plan of plan assets attributable to a Participant’s participation in another qualified profit sharing plan which did not provide (or was not required to provide) for any life annuity form of benefit payments by that plan’s trustee shall be allowed in cash or other property acceptable to the Trustee; provided, however, that any restrictions on distributions of such transferred assets under such other plan which are also required under current law shall be maintained under this Plan with respect to such assets. If no such restrictions on distributions exist, then withdrawals may be permitted at any time, as a lump sum or otherwise, pursuant to applicable plan provisions.
Such trustee to trustee transfers:

(a)	shall be nonforfeitable at all times;

(b)	shall not be considered
(i)    in determining the maximum voluntary contributions which may be made by the Participant hereunder,
(ii)    as contributions by the Employer under Section 3.01 hereof,
(iii)    in determining maximum annual additions permissible under Section 4.04 hereof;
(iv)    in determining the Top Heavy Ratio in Section 13.02(j) hereof, except for related transfers pursuant to federal regulations;

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(c)
shall, subject to the additional restrictions required by the preceding paragraph, be treated in the same manner as Participant voluntary contributions for purposes of investment and allocation of investment earnings; and

(d)
shall, subject to the additional restrictions required by the preceding paragraph, be distributed or withdrawn in the same manner as the distribution or withdrawal of benefits pursuant to Articles 5, 6, 7 and 8 hereof.

Likewise, the Trustee may make such a direct transfer of assets from this Plan attributable to a Participant’s participation in this Plan to another qualified pension, profit sharing or stock bonus plan.
In addition, the Trustee shall allow a Participant who is eligible for an “eligible rollover distribution”, as defined in Code section 402(f)(2)(A), the option of directly transferring such distribution from the Plan to an “eligible retirement plan,” as defined in Code section 401(a)(31)(D). Such option shall apply only to the extent that the eligible rollover distribution would be includable in gross income if not transferred directly to an eligible retirement plan, as defined in Code section 401(a)(31)(D).

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ARTICLE 11
AMENDMENT AND TERMINATION OF THE PLAN

11.01	Amendment of Plan.
The governing body of the Sponsor shall have the right at any time, and from time to time, to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed.
The provisions, procedures and amendments to the trust agreement shall be governed by the applicable provisions of the trust agreement.
Notwithstanding the foregoing, the Administrative committee is authorized to and may amend the loan policy, adopted pursuant to Section 5.04. Any such amendment shall be accomplished in writing duly adopted, executed, and dated by the Administrative committee and shall be accomplished by amending and completely restating such loan policy, with such amendment and restatement identifying the respective effective dates of the amendments as appropriate.
Provided, however, that the Plan shall not be amended in the following respects:

(a)	the duties, powers and responsibilities of the Trustee shall not be increased without the written consent of the Trustee;

(b)
subject to Section 12.05 hereof, no amendment may be made to permit any part of the funds of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants, Retired Participants and their Beneficiaries or for administration expenses of the Plan;

(c)
no amendment may be made, unless it is necessary to meet the requirements of any federal law or regulation, which shall reduce the accrued benefit or nonforfeitable percentage applicable to any Participant, Retired Participant or Beneficiary prior to the date of adoption or the effective date of such amendment nor shall any amendment to the Plan eliminate an optional form of distribution except as may be allowed by law; and

(d)
no amendment to the vesting provision in Section 8.01 hereof shall become effective with respect to a Participant who has completed three (3) or more years of Service at the date of adoption of such amendment unless such Participant is given the opportunity to elect irrevocably to have his nonforfeitable benefits computed without regard to such amendment. The election period shall be a period of sixty (60) days after the latest of:

(i)    the date of adoption of the amendment,
(ii)    the effective date of the amendment, and
(iii)    the date written notification of the amendment is furnished such Participant.
An executed copy of any amendment to the Plan shall be furnished the Trustee as soon as practicable after the date of adoption thereof.

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11.02	Intent to Continue the Plan.
The Employer has established the Plan with the bona fide intention and expectation that from year to year it will make contributions as herein provided. However, the Employer realizes that it may become inadvisable to continue such contributions. The Employer shall have the right to modify, suspend or discontinue contributions to the Plan at any time and from time to time, and such action shall not be deemed to be a termination of the Plan unless it constitutes a complete discontinuance of Employer contributions to the Plan.

11.03	Termination or Partial Termination of the Plan by the Sponsor.
In the event the Sponsor concludes that it is impossible or inadvisable to continue the Plan, the governing body of the Sponsor shall have the right to terminate the Plan by an appropriate resolution or resolutions, or other written instrument, which shall specify the date of termination. A certified copy of such resolution or resolutions shall be delivered to the Administrative committee and to the Trustee, and as soon as possible thereafter the Committee shall send or deliver to each then Participant a notice of such action.
If a determination is made that the Plan has experienced a partial termination, the rights of the affected Participants, Retired Participants and Beneficiaries to benefits accrued to the date of such partial termination shall be nonforfeitable.

11.04	Termination of the Plan Upon Certain Events.
The Plan shall automatically terminate upon the occurrence of any of the following events:

(a)	discontinuance or liquidation of the Sponsor’s business; or

(b)
the merger or consolidation of the Sponsor into any other legal entity, unincorporated business organization or corporation, or the sale by the Sponsor of substantially all of its assets to any legal entity, unincorporated business organization or corporation which shall fail to adopt and continue the Plan within ninety (90) days from the effective date of such consolidation, merger or sale of assets.

11.05	Distribution of Trust Fund Upon Termination.
Upon termination of the Plan, or upon complete discontinuance of Employer contributions to the Plan, the balance in each Participant’s or Retired Participant’s accounts (after payment of all expenses and proportional adjustment of Participants’ accounts to reflect such expenses, investment gains or losses and reallocations to the date of termination) shall become nonforfeitable and each Participant, Retired Participant or Beneficiary shall be entitled to receive any amounts then credited to his accounts in the Trust Fund.
The Trustee may make payment of such amounts in a single sum or annual installments, either in cash or in assets in kind of the Trust Fund, or partly in cash and partly in assets in kind of the Trust Fund. Upon the distribution of all of the Trust Funds as aforesaid, the Trustee shall be discharged from all obligations under the Trust and no Participant, Retired Participant or Beneficiary shall have any further rights or claim therein.

11.06	Termination of Plan With Respect to an Adopting Employer.

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Each Adopting Employer reserves the right to terminate the Plan at any time with respect to Employees of the Adopting Employer by action of its governing body. The Adopting Employer shall also have the right to suspend contributions to the Plan from time to time, and such suspension of contributions shall not be deemed to be a termination of the Plan with respect to the Employees of the Adopting Employer unless it constitutes a complete discontinuance of Employer contributions to the Plan.
In the event of termination of the Plan only with respect to the Employees of the Adopting Employer, the Administrative committee shall direct that the portion of the Fund attributable to Employees of the Adopting Employer be segregated by the Trustee into a separate fund.
The portion of the Fund which is so segregated shall be retained in a separate trust fund and applied in one of the following methods, at the discretion of the Administrative committee.

(a)
If the Adopting Employer shall demonstrate conclusively, within the one hundred eighty (180) day period immediately following termination of the Plan with respect to its Employees, that it has established a successor retirement plan and trust for the benefit of its Employees which is qualified under sections 401(a) and 501(a), respectively, of the Code, then such assets shall be transferred to the successor trustee.

(b)
If the Adopting Employer shall fail, within the one hundred eighty (180) day period immediately following termination of the Plan with respect to its Employees, to establish a successor retirement plan and trust which is qualified under sections 401(a) and 501(a), respectively, of the Code, then such assets shall be distributed for the benefit of the Employees of the Adopting Employer in accordance with the method described in Section 11.05 hereof.

At the discretion of the Committee, the one hundred eighty (180) day period may be extended.

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ARTICLE 12
CERTAIN PROVISIONS AFFECTING THE EMPLOYER

12.01	Duties of the Employer.
The Sponsor shall furnish the Trustee with the information required herein and shall appoint the Administrative committee. Each Employer shall make its contributions as the same may be appropriated by due action, which contributions may be in cash or in other property acceptable to the Trustee. The Employer shall keep accurate books and records with respect to its Employees and their compensation.

12.02	Right of Employer to Discharge Employees.
The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person.

12.03	Information to be Furnished.
As soon as practicable after the close of each Plan Year and at such other intervals as may be reasonably requested, each Employer shall deliver to the Administrative committee a full and complete list of all Employees entitled to participate in the Plan during such Plan Year, together with the information required to perform the allocations described in Article 4 hereof with respect to such Plan Year.
As soon as possible after the execution of the Plan, and from time to time thereafter, the Sponsor shall certify to the Trustee the names and specimen signatures of the members of the Administrative committee then acting who have authority to control and manage the operation and administration of the Plan.

12.04	Communications from Sponsor to Trustee.
The Trustee may rely upon and shall be protected in acting upon any information furnished to it by the Sponsor in writing subscribed by a duly authorized agent of the Sponsor. Any certification by the Sponsor of the information required or permitted to be certified to the Trustee pursuant to the provisions of the Plan, shall, for all purposes of the Plan, be binding upon all parties in interest.

12.05	No Reversion to Employer.
The Employer has no beneficial interest in the Trust Fund, and no part of the Trust Fund shall ever revert or be repaid to the Employer, directly or indirectly, except:

(a)
in the event that the deduction of an Employer contribution to the Plan under section 404 of the Code is disallowed, in which case the contribution (to the extent disallowed) shall be returned to the Employer, upon the request of the Employer within one (1) year after the disallowance of the deduction; or

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(b)
in the event that the Employer contribution is made by mistake of fact, in which case the amount of such mistaken contribution shall be returned to the Employer provided no more than one (1) year has elapsed since the date of payment by the Employer of the mistaken contribution;

if, and to the extent, permitted by the Code and applicable regulations thereunder.

12.06	Indemnification by Sponsor.
To the extent permitted by law, the Employer shall indemnify each member of the Board and of the Administrative committee, and any other Employee of the Employer with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of his duties.
Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit.
Furthermore, the Company shall not indemnify any person for any amount incurred through any settlement or compromise of any action unless the Company consents in writing to the settlement or compromise.
Payment of the indemnity, fees or other expenses shall be made solely from the assets of the Company, and shall not be paid, directly or indirectly, from the assets of the Plan.

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ARTICLE 13
PROVISIONS APPLICABLE TO A TOP HEAVY PLAN

13.01	Top Heavy Plans.
The provisions of this article are designed to meet the requirements of section 416 of the Code and shall automatically supersede any conflicting provisions in the Plan in every Plan Year in which this Plan is or becomes a Top Heavy Plan. Provided, however, that if the provisions of this article are in conflict with final regulations issued by the Secretary of the Treasury with respect to Top Heavy Plans, then such final regulations shall supersede the provisions of this article to the extent not otherwise specifically prohibited by law.

13.02	Definitions.
For purposes of this article, and only this article, unless a term defined in this article is the subject of explicit reference elsewhere in the Plan, the following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth hereinafter:

(a)
“Compensation” shall mean, for each Employee, Compensation as that term is defined in Section 4.04 of the Plan, plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the employee’s gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code. However, “Compensation” shall not include compensation in excess of the applicable dollar limits in subsection 1.08(d) hereof.

(b)
“Determination Date” shall mean, with respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date shall be the last day of such Plan Year.

(c)
“Key Employee” shall mean any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d)	“Non-Key Employee” shall mean any Employee who is not a Key Employee.

(e)
“Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer, as selected by the Employer, which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

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(f)
“Present Value” shall mean, if the Employer also now or ever maintains a qualified defined benefit pension plan, the present value of a benefit based only on the interest and mortality rates specified in that plan.

(g)	“Required Aggregation Group” shall mean as follows:

(1)
each qualified plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether or not the plan terminated), and

(2)	any other qualified plan of the Employer which enables a plan described in the preceding subsection (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

(h)	“Top Heavy Plan” shall mean, for any Plan Year, the Plan if any of the following conditions exists.

(1)	If the Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(2)
If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent (60%).

(3)
If this Plan is a part of a Required Aggregation Group and also is a part of a Permissive Aggregation Group of plans, and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

(i)	“Top Heavy Ratio” shall mean as follows.

(1)
If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan under section 408(k) of the Code), and the Employer has never maintained any defined benefit plan which has covered or could cover a Participant in this Plan, then the Top Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five (5) year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date) of all Participants as of the Determination Date. Both the numerator and denominator of the Top Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date.

(2)
If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan under section 408(k) of the Code), and the Employer maintains or has maintained one (1) or more defined benefit pension plans which have covered or could cover a Participant in this Plan, then the Top Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value

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of accrued benefits under the defined benefit pension plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit pension plans for all Participants. Both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the Determination Date and any contribution due, but unpaid, as of the Determination Date.

(3)	For purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the Determination Date:

(A)
Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an employee as of the Determination Date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.

(B)
Employees not performing services during year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(4)
The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

(j)
“Top Heavy Valuation Date” shall mean, with respect to any Plan Year, for this Plan, the Determination Date, and shall mean with respect to any Plan Year for a defined benefit pension plan maintained by the Employer, if any, the day within the twelve (12)-month period ending on the determination date for such defined benefit pension plan as of which the actuarial determination of the minimum funding standard is calculated.

13.03	Minimum Allocations in Single Plan.
Notwithstanding the provisions of Section 4.01 hereof, and before any contributions are allocated thereunder, minimum Employer Contributions shall be made and allocated pursuant to this Section in a Plan Year in which the Plan is a Top Heavy Plan.

(a)
The minimum Employer contribution for a Participant who is a Non-Key Employee for any Plan Year in which the Plan is a Top Heavy Plan shall not be less than the lesser of (i) three percent (3%) of his Compensation or (ii) the percentage at which Employer

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contributions (including salary deferral contributions and Employer matching contributions) and Forfeitures are allocated for the Plan Year in respect of the Key Employee for whom such percentage is the highest for the Plan Year, taking into account such Key Employee’s Compensation.
This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of the following:

(1)	the Participant’s failure to complete one thousand (1,000) Hours of Service.

(2)	the Participant’s failure to make mandatory Employee contributions, if any, required for participation in the Plan; or

(3)	the Participant’s Compensation was less than any stated required amount.
This subsection shall not apply, however, to any Participant who was not employed by the Employer on the last day of the Plan Year.
In determining Employer contributions under this Section, contributions or benefits under Chapter 2 of the Code (relating to taxes on self-employed income), Chapter 21 of the Code (relating to the Federal Insurance Contribution Act) or any other Federal or State laws (including Title II of the Social Security Act) shall not be taken into account. In determining Employer contributions under this Section for a Non-Key Employee, Salary Deferral Contributions and Employer Matching Contributions needed to satisfy the actual contribution percentage nondiscrimination test pursuant to Section 3.04 or the actual deferral percentage nondiscrimination test pursuant to Section 3.03 shall not be taken into account.
The minimum allocations required hereunder (to the extent required to be nonforfeitable under section 416(b) of the Code) shall not be forfeitable under sections 411(a)(3)(B) (regarding the suspension of benefits upon reemployment of a retiree) or 411(a)(3)(D) (regarding withdrawal of mandatory contributions) of the Code.

(b)
Any Employer contributions remaining unallocated shall be allocated pursuant to the provisions of Section 4.01 hereof; provided, however, that all allocations under the Plan pursuant to Section 4.01 shall be determined with respect to Compensation as that term is defined in Section 1.08 hereof, but subject to the dollar limitations set forth in subsection 1.08(d) hereof.

(c)
Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan.

13.04	Special Limitations and Allocation in Multiple Plans.

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If for any Plan Year the Plan is a Top Heavy Plan, and the Employer maintains, or has ever maintained, a qualified defined benefit pension plan which is part of a Required or Permissive Aggregation Group, as appropriate, then the provisions of this Section shall apply.
The Employer shall provide each Participant who would receive an allocation under Section 13.03 hereof and who is a participant also in the defined benefit pension plan an allocation pursuant only to Section 13.03 hereof in lieu of accruing a benefit that year under the pension plan, but substituting in subsection 13.03(a) hereof the term “five percent (5%)” for the term “three percent (3%).” The Employer shall provide each Participant who would receive an allocation under Section 13.03 hereof, but who is not a participant also in the defined benefit pension plan, an allocation only pursuant to Section 13.03 hereof.

13.05	Minimum Vesting Schedules.
Notwithstanding the provisions of Section 8.01 hereof, the nonforfeitable interest of each Participant in his Employer Account in a Plan Year in which this Plan is a Top Heavy Plan shall be the vested percentage set forth in the following table (or the vested percentage determined in accordance with Section 8.01, if greater):

Years of Vesting Service	Vested Percentage
Less than 3	0%
3 or more	100

If the vesting schedules under the Plan shift in or out of the preceding schedule for any Plan Year because of a change in the Plan’s Top Heavy status, then such shift shall be considered an amendment to the relevant vesting schedule and the election rule for Participants with three (3) or more years of Service set forth in subsection 11.01(d) hereof shall apply. Furthermore, any contributions that become nonforfeitable under this minimum vesting schedule for a Top Heavy Plan shall remain nonforfeitable if the Plan shifts out of Top Heavy status.
The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7)(A) of the Code (except those attributable to voluntary Participant contributions, if any), including benefits accrued before the effective date of section 416 of the Code and benefits accrued before the Plan became a Top Heavy Plan. Further, no reduction in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as a Top Heavy Plan changes for any Plan Year. However, this Section does not apply to the account balances of any Participant who does not have an hour of Service after the Plan has initially become a Top Heavy Plan, and the nonforfeitable percentage and such Participant’s Employer Account shall be determined without regard to this Section.

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ARTICLE 14
EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS

14.01	ESOP Provisions.
The ESOP Allocations for all Participants shall be considered and designated as an employee stock ownership plan (collectively referred to as the "ESOP"). The purpose of the ESOP is to allocate to Participants and their Beneficiaries an ownership interest in the Company through distribution of Employer Securities (or the fair market value of Employer Securities) following a Participant's Severance. Neither the Company, its officers, directors, Employees or shareholders, nor any fiduciary of the Plan shall have any responsibility for the value of any stock or other securities of the Company allocated to the Account of, or distributed to, any Participant or Beneficiary hereunder; it being understood that such stock or securities may decline in value or become wholly worthless due to risks and circumstances which cannot be foreseen and which may not be within the control of any such person or entities.

14.02	Investment in Employer Securities.
A principal purpose of the ESOP is to provide an avenue for Employees to acquire Company Stock. Accordingly, contributions made to the ESOP in cash and other cash received for the ESOP by the Trustee shall be invested primarily or exclusively in Company Stock. Purchases of Company Stock may be made in the open market or, to the extent permitted by law, by purchases directly from the Company or from shareholders of the Company. If Company Stock is not available for purchase, or if the Trustee determines that the purchase of additional Company Stock is not prudent or would not further the purposes of the Plan, the Trustee shall, to the extent not inconsistent with the Plan's continued tax qualification as an employee stock ownership plan under Code Section 4975(e)(7), invest the assets of the ESOP in securities or investments other than Company Stock. The Trustee may maintain reserves in the Plan to provide funds (A) for the payment of expenses from the Trust, and (B) for distributions in cash. Such reserves may be invested in cash, savings accounts, certificates of deposit and other similar cash equivalent investments, including those of the Trustee, as well as any other authorized investment provided in the Trust. For accounting purposes the Company Stock and the cash reserve shall be combined into a unitized fund Company Stock fund. All purchases of Company Stock shall be made at prices, which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock at the time of purchase.

14.03	Dividends on Company Stock.
Dividends paid by the Company with respect to shares of Company Stock held by the ESOP shall, in the discretion of the Company, be (i) paid in cash directly to the Participants in the ESOP or their Beneficiaries, (ii) paid to the ESOP and distributed in cash to the Participants in the ESOP or their Beneficiaries no later than ninety days after the close of the Plan Year in which such dividends are paid, or (iii) at the election of each Participant in the ESOP or his Beneficiary, either (a) payable as provided in clause (i) or (ii) above, or (b) paid to the Plan and reinvested in Company Stock. A Participant's election to receive cash payment of dividends on Company Stock shall be made in the manner and time indicated by the Committee.

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Cash dividends received on shares of Company Stock will be allocated to the Participant's ESOP Allocations in his Account based on the number of shares of Company Stock held in each such Account, unless the Participant elects to receive such dividends in cash pursuant to this Section.
The Participant shall in all cases be given the opportunity to elect to receive dividend distributions in the form of cash, or have those dividends reinvested in the Plan. If the Participant fails to specify his or her election before a date that is at least 15 days prior to the date on which the dividends will be paid by the Company, then the Participant will be deemed to have elected to have those dividends reinvested into his or her Account within the Plan.

14.04	ESOP Diversification.
A Participant may, at his discretion, diversify his ESOP Allocations in his Account at any time in accordance with Section 3.07. Participants shall be provided complete instructions on their ability to diversify Employer Securities in accordance with all requirements of Section 401(a)(35).

14.05	Voting Rights.
Each Participant or Beneficiary shall be entitled to direct the Trustee as to how to vote the shares of Company Stock that are allocated to his Account. The Committee will direct the Trustee as to the voting of the shares that have been allocated to Participants' Accounts but no direction has been received.

14.06	Forms of Distribution.

(a)
Subject to the provisions of paragraph (c), the Committee may, in its absolute discretion, determine whether a Participant's Distributable Benefit shall be made in the form of Company Stock or in the form of cash.

(b)
"Distributable Benefit" means a Participant's total benefits in the Plan that is determined based on the number of shares of Company Stock allocated to the Participant's Accounts, and by applying the value (if any) of his ESOP Allocations not invested in shares of Company Stock towards the purchase of Company Stock, with the objective of obtaining the maximum number of whole shares of Company Stock for distribution to the Participant by combining any fractional shares so acquired with any fractional shares credited to his Accounts.

(c)
In the event that the Committee shall determine that a Participant's Distributable Benefit is to be paid in the form of a cash distribution, the Committee shall notify the Participant in advance of making such a distribution. The Participant shall have a reasonable period of time after receiving the notice, not to exceed two weeks without Committee approval, in which to elect instead to receive his Distributable Benefit in the form of Company Stock.

14.07	Put Option.
Solely in the event that a Distributee receives a distribution consisting in whole or in part of Company Stock that at the time of the distribution thereof is not Freely Tradeable Stock (or which ceases to be Freely Tradeable Stock during the time periods specified below), the distributed Company Stock shall be subject to a put option ("Put Option") as set forth in this Section.

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(a)	For purposes of this Article XVI, "Distributee" means:

(1)	The Participant or Beneficiary (including an Alternate Payee under Section 15.02) receiving the distribution of the Company Stock;

(2)	Any other party to whom the stock is transferred by gift or by reason of death; and

(3)
The trustee of an individual retirement account (as defined under Code Section 408) or of a tax-qualified retirement plan to which all or any portion of the distributed Company Stock is transferred pursuant to a tax-free "rollover" transaction satisfying the requirements of Code Section 402.

(b)
"Freely Tradeable Stock" means Company Stock that, at the time of reference is "Publicly Traded" as that term is defined under Treasury Regulation Section 54.4975-(b)(1)(iv) and is not subject to a "Trading Limitation" as that term is defined under Treasury Regulation Section 54.4975-7(b)(10).

(c)
During the sixty (60) day period following the date the Company Stock first becomes distributable, the Distributee shall have the right to require the Company to purchase all or a portion of the distributed Company Stock held by the Distributee. A Distributee shall exercise this right by giving written notice to the Company of the number of shares of distributed Company Stock that the Distributee intends to sell to the Company. This notice must be given within the sixty (60) day period following the date the Company Stock first becomes distributable. The purchase price to be paid for the Company Stock shall be its fair market value determined as of the Valuation Date coincident with or immediately preceding the date of the distribution.

(d)
If a Distributee does not exercise his Put Option right under paragraph (c), the option right shall temporarily lapse. Upon the expiration of the sixty (60) day period following the Accounting Date of the Plan Year in which the sixty (60) day option period expires, the Company shall provide the non-electing Distributee (if he is then a shareholder of record) with a notice (the "Notice of Value") indicating the fair market value of the Company Stock, determined by an independent appraiser who meets the requirements of Code Section 401(a)(28)(C). During the sixty (60) day period following receipt of the Notice of Value, the Distributee shall have the right to require the Company to purchase all or any portion of the distributed Company Stock with the purchase price based on the amount stated in the Notice of Value. If a Distributee fails to exercise his option right under this paragraph with respect to any portion of the distributed Company Stock, no further options shall be applicable under this Plan with respect to the stock, and the Company shall have no further purchase obligations.

(e)
In the event that a Distributee shall exercise a Put Option, then the Company shall have the option of paying the purchase price of the Company Stock which is subject to the Put Option ("Option Stock") under either of the following methods:

(1)	A lump sum payment of the purchase price within thirty days after the date upon which the Put Option is exercised ("Exercise Date"); or

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(2)
A series of six equal installment payments, with the first payment to be made within thirty days following the Exercise Date and the five remaining payments to be made on the five (5) anniversary dates of the Exercise Date.

If the Company elects to pay the purchase price of the Option Stock under the installment method, the Company shall, within thirty days after the Exercise Date, give the Distributee the Company's promissory note for the full, unpaid balance of the option price. This note shall provide adequate security, state a rate of interest reasonable under the circumstances, and provide that the full amount of the note shall accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment.

(f)
The Put Option shall be effective solely against the Company and shall not obligate the Plan in any manner. The Plan may, with the Company's consent, elect to purchase any Company Stock that otherwise must be purchased by the Company pursuant to a Distributee's exercise of his Put Option.

(g)
Except as is expressly provided above with respect to any distributed Company Stock that is not Freely Tradeable Stock, no Participant shall have any Put Option rights with respect to Company Stock distributed under this Plan, and neither the Company nor this Plan shall have any obligation whatsoever to purchase any distributed Company Stock from any Participant or other Distributee.

14.08	Application of Article XIV to Non-ESOP Allocation.
Notwithstanding anything in the Plan to the contrary, the provisions of Section 14.04, 14.05, 14.06 and 14.07 of this Article shall apply in full to the Non-ESOP Allocations.

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ARTICLE 15
MISCELLANEOUS PROVISIONS

15.01	Allocation of Responsibility among Fiduciaries for Plan and Trust Administration.
Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given it under the Plan. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of any other Fiduciary as being proper under the Plan and is not required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another Fiduciary; provided that any Fiduciary may delegate all or any portion of such responsibilities to another person, and in the event of such delegation, the Fiduciary shall not be liable for any act or omission of such person in carrying out such delegated responsibilities except to the extent that the Fiduciary violated its own duties in delegating such responsibilities. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
Each Fiduciary shall discharge its duties set forth in the Plan solely in the interests of the Participants, Retired Participants and their Beneficiaries:

(a)	for the exclusive purpose of:

(1)	providing benefits to such persons; and

(2)	defraying reasonable expenses of administering the Plan;

(b)
with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

15.02	Alienation or Assignment of Benefits.
The right of any Participant, Retired Participant or Beneficiary in any benefit or to any payment hereunder or to any segregated account may not be anticipated, conveyed, assigned, mortgaged or encumbered either by voluntary or involuntary action or by operation of law, nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process, except to an alternate payee pursuant to a qualified domestic relations order, as defined in section 414(p) of the Code, or pursuant to a domestic relations order entered into before January 1, 1985 under which payment of benefits commenced on or before January 1, 1985; provided, however, that distributions to alternate payees pursuant to a qualified domestic relations order may be made without regard to the age or employment status of the Participant.
In the event that a Participant’s benefits are garnished or attached by a court order which the Committee does not find to constitute such an order, the Committee may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of Plan benefits; during the pendency of such action, any benefits payable on behalf of the

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Participant may be paid into the court for distribution to the proper recipient pursuant to the judgment of the court.

15.03	Headings.
The headings and sub-headings of Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

15.04	Construction of the Plan.
In the construction of the Plan, the masculine gender shall include the feminine, the feminine gender shall include the masculine, and the singular shall include the plural, unless the context clearly indicates otherwise.

15.05	Correction of Errors.
If any error or change in records results in any Participant, Retired Participant or Beneficiary receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Committee, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

15.06	Legally Incompetent.
If any Participant, Retired Participant or Beneficiary is a minor, or is otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Committee shall direct that such payment be made to the guardian or conservator of such person duly appointed by a court of competent jurisdiction. Any payment so made shall be, to the extent of the payment, a complete discharge to the Employer and Trustee of any liabilities under the Plan.

15.07	Successor Organization.
In the event of a merger or consolidation of any Employer into, or transfer of all or substantially all of its assets to, any legal entity, unincorporated business organization or corporation, provision may be made by such successor legal entity, unincorporated business organization or corporation for its election of the continuance of this Plan as to such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the transferor Employer by an instrument duly authorizing such substitution and duly executed by such Employer and its successor. Upon notice of such substitution, accompanied by a certified copy of the resolutions or other appropriate written instrument of from one (1) or more authorized representatives of such Employer and its successor authorizing such substitution and delivered to the Trustee, the Trustee shall be authorized to recognize such successor in place of the transferor Employer.

15.08	Minimum Benefit in Successor Plan.
In the event of any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other qualified plan or trust, each Participant, Retired Participant and Beneficiary shall be entitled upon termination of the successor plan or trust immediately after the merger, consolidation or transfer to a benefit in an amount not less than he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

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15.09	Application of Plan Provisions.
The provisions of the Plan shall apply only to Employees who terminate Service, or incur Breaks in Service, on or after the Effective Date, except as otherwise provided herein. Any retirement plan rights and benefits of former Employees shall be determined in accordance with the provisions of any predecessor plan as in effect on the respective dates of termination of Service or Break in Service of such former Employees.

15.10	Severability of Provisions.
The provisions of this Plan are severable, and should any provision be ruled illegal, unenforceable or void, all other provisions not so ruled shall remain in full force and effect.

15.11	Applicable Law.
The provisions of this Plan shall be interpreted and construed according to the laws of the State of South Dakota, unless federal law is exclusively controlling.

15.12	Entire Plan.
This Plan constitutes the entire qualified defined contribution plan of the Sponsor, and no modifications or alterations to this Plan shall be enforceable unless properly and validly made pursuant to the amendment provisions of Article 11 hereof.

IN WITNESS WHEREOF, the Sponsor has caused this Plan to be executed by its duly authorized representative on this 17 day of July 2012.

Daktronics, Inc.

By: /s/ Carla S. Gatzke
Carla S. Gatzke
Vice President and Secretary

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